As filed with the Securities and Exchange Commission on June 30, 2025
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
CENTRAL PACIFIC FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Hawaii (State or other jurisdiction of incorporation or organization)	6022 (Primary Standard Industrial Classification Code Number)	99-0212597 (I.R.S. Employer Identification Number)

220 South King Street
Honolulu, Hawaii 96813
(808) 544-0500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Glenn K.C. Ching, Esq.
Chief Legal Officer
220 South King Street
Honolulu, Hawaii 96813
(808) 544-0500

(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies of Communications to:

Craig D. Miller, Esq.
Veronica Lah, Esq.
Manatt, Phelps & Phillips, LLP
One Embarcadero Center
San Francisco, California 94111
(415) 291-7400
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, check the following box. ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) of the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED June 30, 2025
PROSPECTUS

$300,000,000
CENTRAL PACIFIC FINANCIAL CORP.
Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Purchase Contracts
Rights
Units
Warrants
Central Pacific Financial Corp., a Hawaii corporation, (“we,” “us,” “our,” “Central Pacific” or the “Company”) may offer, issue and sell from time to time up to $300,000,000 of the securities listed above, together or separately, in one or more offerings. The securities we may offer may be convertible into or exchangeable for other securities. The aggregate offering price of the securities we sell pursuant to this prospectus will not exceed $300,000,000, or the foreign currency equivalent thereof.
We may sell these securities on a continuous or delayed basis directly to purchasers, to or through one or more agents, dealers, and/or underwriters as designated from time to time, or through a combination of these methods. For additional information on the method of sale, you should refer to the section of this prospectus entitled “Plan of Distribution.” The names of any agents, dealers or underwriters involved in the distribution of our securities, their compensation and any option they hold to acquire additional securities will be described in the applicable prospectus supplement.
Our common stock is listed on the New York Stock Exchange and trades under the ticker symbol “CPF.” Any prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.
This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. Each time we offer and sell any securities pursuant to this prospectus, we will provide you with a prospectus supplement, and, if necessary, a pricing supplement or other free writing prospectus, that will describe the specific amounts, prices and terms of the securities being offered. These supplements, free writing prospectuses and any documents incorporated by reference herein may also add, update or change information contained in this prospectus. Before you invest, you should carefully read this prospectus, the applicable prospectus supplement, any related free writing prospectus and all documents incorporated by reference before buying any of the securities being offered. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.
Our principal executive office is located at 220 South King Street, Honolulu, Hawaii 96813, and our telephone number at that address is (808) 544-0500.
Investing in our securities involves a high degree of risk. Before investing in our securities, you should carefully read this prospectus and the applicable prospectus supplement, including the section entitled “Risk Factors” beginning on page 2 of this prospectus, the section entitled “Risk Factors” in the applicable prospectus supplement and risk factors in our periodic reports and other information filed with the Securities and Exchange Commission.
These securities are not savings accounts, deposits or obligations of any of our bank or non-bank subsidiaries and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank or savings association.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
You should carefully read this prospectus together with the documents we incorporate by reference and the prospectus supplement before you invest in our securities.
This prospectus is not an offer to sell any securities other than the securities offered hereby. This prospectus is not an offer to sell securities in any jurisdictions or in any circumstances in which such an offer is unlawful.
The date of this prospectus is       , 2025.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell up to $300,000,000, or the foreign currency equivalent thereof, of the securities described in this prospectus in one or more offerings. This prospectus provides you with only a general description of the securities that we may offer. Each time we offer our securities, we will provide a prospectus supplement containing specific information about the terms of the securities being offered. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and in a prospectus supplement or free writing prospectus, you should rely on the information in that prospectus supplement or free writing prospectus, as applicable. You should read this prospectus, any prospectus supplement and any related free writing prospectus together with additional information described below under the heading “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”
You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any related free writing prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different information, you should not rely on it. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.
The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.
You should not assume that the information in this prospectus, any prospectus supplement, any free writing prospectus or any document incorporated by reference is truthful or complete as of any date other than the date indicated on the cover page of the specific document.
Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “Central Pacific,” the “Company,” “we,” “us,” “our” or similar references mean Central Pacific Financial Corp. and its wholly-owned bank subsidiary, Central Pacific Bank, unless the context otherwise requires. References in this prospectus to the “Bank” are to Central Pacific Bank.

RISK FACTORS
Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risk factors incorporated by reference in this prospectus from our latest Annual Report on Form 10-K and other information contained or incorporated by reference in this prospectus and any accompanying prospectus supplements, as the same may be amended and updated from time-to-time by our future filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For more information, see “Where You Can Find More Information” in this prospectus. If any of these risks actually occurs, our business, results of operations, and financial condition could suffer. In that case, the trading price of our securities could decline, and you could lose all or part of your investment. Additional risks and uncertainties not currently known to us, or that we currently believe are immaterial, may also adversely affect our business, operating results, and financial condition and the value of an investment in our securities. In addition, past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement and any related free writing prospectus, including information included or incorporated by reference, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, expectations and intentions that are not historical facts, and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “should,” “projects,” “seeks,” “estimates” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are based on current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change.
The following factors, among others, could cause actual results to differ materially from the anticipated results expressed or implied by the forward-looking statements, including those set forth in this prospectus, any accompanying prospectus supplement, any related free writing prospectus or the documents incorporated by reference, including the “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our annual or quarterly reports, and other documents we file with the SEC: the effects of the persistence of current inflationary pressures, or the resurgence of elevated levels of inflation, in the United States and our market areas, and its impact on market interest rates, the economy and credit quality; the effect of trade policy and tariffs and other executive orders; the adverse effects of bank failures and the potential impact of such developments on customer confidence, deposit behavior, liquidity and regulatory responses thereto; the adverse effects of pandemic viruses (and their variants) epidemics and public health emergencies on local, national and international economies, including, but not limited to, the adverse impact on tourism and construction in the State of Hawaii, our borrowers, customers, third-party contractors, vendors and employees, as well as the effects of government programs and initiatives in response thereto; supply chain disruptions; labor contract disputes and potential strikes; the increase in inventory or adverse conditions in the real estate market and deterioration in the construction industry; adverse changes in the financial performance and/or condition of our borrowers and, as a result, increased loan delinquency rates, deterioration in asset quality, and losses in our loan portfolio; the impact of local, national, and international economies and events (including natural disasters such as wildfires, volcanic eruptions, hurricanes, tsunamis, storms, and earthquakes) on the Company’s business and operations and on tourism, the military, and other major industries operating within the Hawaii market and any other markets in which the Company does business; deterioration or malaise in domestic economic conditions, including any destabilization in the financial industry and deterioration of the real estate market, as well as the impact of declining levels of consumer and business confidence in the state of the economy in general and in financial institutions in particular; changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act, changes in capital standards, other regulatory reform and federal and state legislation, including but not limited to regulations promulgated by the Consumer Financial Protection Bureau, government-sponsored enterprise reform, and any related rules and regulations which affect our business operations and competitiveness; the costs and effects of legal and regulatory developments, including legal proceedings and lawsuits we are or may become subject to, or regulatory or other governmental inquiries and proceedings and the resolution thereof; the results of regulatory examinations or reviews and the effect of, and our ability to comply with, any regulations or regulatory orders or actions we are or may become subject to, and the effect of any recurring or special FDIC assessments; the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the PCAOB, the FASB and other accounting standard setters and the cost and resources required to implement such changes; the effects of and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Board of Governors of the Federal Reserve System; securities market and monetary fluctuations, including the impact resulting from the elimination of the LIBOR Index; negative trends in our market capitalization and adverse changes in the price of the Company's common stock; the effects of any potential or actual acquisitions or dispositions we may make or evaluate, and the related costs associated therewith; political instability; acts of war or terrorism; changes in consumer spending, borrowings and savings habits; technological changes and developments; cybersecurity and data privacy breaches, including those involving our third-party vendors or other service providers, and the consequence therefrom; failure to maintain effective internal control over financial reporting or disclosure controls and procedures; our ability to address deficiencies in our internal controls over financial reporting or disclosure controls and procedures; changes in the competitive environment among financial holding companies and other financial service providers; our ability to successfully implement our initiatives to lower our efficiency ratio; our ability to attract and retain key personnel; changes in our personnel, organization, compensation and benefit plans; our ability to successfully implement and achieve the objectives of our Banking-as-a-Service (“BaaS”) initiatives, including adoption of the initiatives by customers and risks faced by any of our bank collaborations including reputational and regulatory risk; uncertainty regarding United States fiscal debt, deficit and budget matters; and our success at managing the risks involved in the foregoing items.
Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in “Risk Factors” above, in our reports filed with the SEC and any risk factors included in any applicable prospectus supplement. We believe the expectations reflected in our forward-looking statements are reasonable, based on information available to us on the date hereof. However, given the described uncertainties and risks, we cannot guarantee our future performance or results of operations, and you should not place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they were made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required under applicable law. The risks described in our other SEC filings and any risk factors included in any applicable prospectus supplement should be considered when reading any forward-looking statements in this document. All forward-looking statements, expressed or implied, included in this prospectus, any applicable prospectus supplement or in a document incorporated by reference herein or therein are expressly qualified in their entirety by these cautionary statements.

WHERE YOU CAN FIND MORE INFORMATION
We are a reporting company and file annual, quarterly and current reports, proxy information and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information about issuers, like us, who file reports electronically with the SEC. The address of that site is www.sec.gov. However, information on this website does not constitute a part of this prospectus.
We have filed with the SEC a registration statement on Form S-3, which registers the securities that we may offer under this prospectus. This prospectus is part of that registration statement and, as permitted by the SEC’s rules, does not contain all the information required to be set forth in the registration statement. We believe that we have included or incorporated by reference all information material to investors in this prospectus, but some details that may be important for specific investment purposes have not been included. For further information, you should read the registration statement and the exhibits filed with or incorporated by reference into the registration statement. You can get a copy of the registration statement and the documents referred to above under “Incorporation of Certain Documents by Reference” from the SEC website or our website listed below.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by subsequent incorporated documents or by information that is included directly in this prospectus, any prospectus supplement or any related free writing prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC after the date of this prospectus and until the termination of the offering of securities hereby under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than, in each case, documents or information that is deemed, under the Exchange Act, in accordance with the Exchange Act and SEC rules, to be “furnished” and not filed with the SEC):
•
Our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on February 26, 2025 (including those portions of our definitive proxy statement on Schedule 14A relating to our 2025 Annual Meeting of Shareholders, which was filed on March 7, 2025, incorporated by reference therein);

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on April 30, 2025;
•
Our Current Reports on Form 8-K filed with the SEC on January 29, 2025, February 27, 2025, April 28, 2025 and June 27, 2025 (in each case, excluding Items 2.02 and 7.01 on Form 8-K and Item 9.01 related thereto); and

•
The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on December 12, 2002 together with any amendment or reports filed with the SEC subsequent thereto updating that description.

You may obtain any of these incorporated documents from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference in such documents, by requesting them from us in writing or by telephone at the following address:
Central Pacific Financial Corp.
220 South King Street
Honolulu, Hawaii 96813
(808) 544-0500
Attention: Corporate Secretary
In addition, we maintain a corporate website at https://www.cpb.bank/. We make available through our website, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. This reference to our website is for the convenience of investors as required by the SEC and shall not be deemed to incorporate any information on the website into this registration statement, prospectus or any prospectus supplement.

ABOUT CENTRAL PACIFIC FINANCIAL CORP.
Central Pacific Financial Corp., a Hawaii corporation and bank holding company registered under the Bank Holding Company Act of 1956, as amended (the “BHC Act”), was organized on February 1, 1982. Our principal business is to serve as a holding company for our bank subsidiary, Central Pacific Bank, which was incorporated in its present form in the state of Hawaii on March 16, 1982 in connection with the holding company reorganization. Its predecessor entity was incorporated in the state of Hawaii on January 15, 1954. We provide financial results based on a fiscal year ending December 31 as a single reportable segment. As of March 31, 2025, we had total assets of $7.41 billion, total loans of $5.33 billion, total deposits of $6.60 billion and shareholders' equity of $557.4 million. Through our Bank and its subsidiaries, we offer full-service commercial banking with 27 bank branches and 55 ATMs located throughout the state of Hawaii. Our administrative and main offices are located in Honolulu and we have 20 branches on the island of Oahu. We operate 4 branches on the island of Maui, 2 branches on the island of Hawaii and 1 branch on the island of Kauai.
Central Pacific Bank is a full-service commercial bank offering traditional deposit and lending products and services to consumer and business customers, such as accepting demand, money market, savings and time deposits, originating loans, including commercial loans, construction loans, commercial real estate loans, residential mortgage loans, and consumer loans and fiduciary and investment management services. Our Bank’s deposits are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to applicable limits. The Bank became a member of the Federal Reserve System in January 2025.
We derive our income primarily from interest and fees on loans, interest on investment securities and fees received in connection with deposit and other services. Our major operating expenses are the interest paid by our Bank on deposits and borrowings, salaries and employee benefits and general operating expenses. Our Bank relies substantially on a foundation of locally generated deposits.
Our principal executive offices are located at 220 South King Street, Honolulu, Hawaii 96813 and our telephone number is (808) 544-0500. Our internet address is www.cpb.bank. Information on, or accessible through, our website is not part of this prospectus.

THE OFFERING
We may offer up to $300,000,000 of common stock, preferred stock, depositary shares, debt securities, purchase contracts, warrants, rights or units in one or more offerings and in any combination. A prospectus supplement, which we will provide each time we offer securities, will describe the amounts, prices and detailed terms of the securities and may describe risks associated with an investment in the securities. We will also include in the prospectus supplement, where applicable, information about material United States federal income tax considerations relating to the securities.
We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept or to reject in whole or in part any proposed purchase of our securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of our securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them as required by applicable law.
This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

USE OF PROCEEDS
Unless we specify otherwise in a prospectus supplement, we intend to use the net proceeds from our sale of securities under this prospectus for general corporate purposes, which may include:
•	organic growth;
•	repaying indebtedness;
•	repurchasing or redeeming outstanding securities;
•	making additions to our working capital;
•	funding future acquisitions; or
•	for any other purpose we describe in the applicable prospectus supplement.
Until we use the proceeds for any purpose, we expect to invest them in interest bearing securities or hold them in deposit accounts at the Bank or another depository institution. We cannot predict whether the proceeds invested will yield a favorable return.

DESCRIPTION OF COMMON STOCK WE MAY OFFER
Please note that in this section entitled “Description of Common Stock We May Offer,” references to “holders” mean those who own shares of common stock, registered in their own names, on the books that the registrar or we maintain for this purpose, and not those who own beneficial interests in shares registered in street name or in shares issued in book-entry form through one or more depositaries. Owners of beneficial interests in shares of common stock should also read the section entitled “Legal Ownership and Book-Entry Issuance.”
The following summary description of our common stock is based on the provisions of our Amended and Restated Articles of Incorporation, as amended (the “Articles of Incorporation”), and amended and restated bylaws (the “Bylaws”), and the applicable provisions of the Hawaii Business Corporation Act (the “HBCA”). This description is not complete and is subject to, and is qualified in its entirety by reference to, our Articles of Incorporation, Bylaws (each of which are filed as exhibits to the registration statement of which this prospectus forms a part) and the applicable provisions of the HBCA. For information on how to obtain copies of our Articles of Incorporation and Bylaws, see “Where You Can Find More Information.”
Authorized Capital
Common Stock
Our authorized Common Stock consists of 185,000,000 shares of Common Stock, no par value per share, of which 27,061,589 shares are outstanding as of March 31, 2025. The issued Common Stock is not federally insured.
Dividend Rights
Holders of our Common Stock are entitled to receive dividends if, as and when declared by the Board of Directors, out of any funds legally available for dividends. The ability to pay dividends depends on the amount of dividends paid to the Company by Central Pacific Bank, a wholly-owned subsidiary of the Company. The Company’s payment of dividends, and the Bank’s payment of dividends to the Company, are subject to extensive government regulation, in that regulatory authorities may invoke their authority to prohibit banks and their holding companies from paying dividends for a number of reasons, including, for example, a determination that such payments would constitute an unsafe or unsound banking practice or a determination that such payments would reduce the amount of either entity’s capital below that necessary to meet minimum applicable regulatory capital requirements. Our ability to pay dividends is also subject to restrictions set forth under Hawaii law and restrictions and covenants set forth in various agreements we are a party to, including covenants set forth in our subordinated debentures. Under Hawaii law, no dividend may be made if, after giving it effect, (i) we would not be able to pay our debts as they become due in the usual course of business, or (ii) our assets would be less than the sum of our total liabilities plus the amount that would be needed if we were to be dissolved at the time of the dividend, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the dividend. The Bank, in addition to obtaining approval from the Federal Reserve Board and Hawaii Division of Financial Institutions, if required, is not permitted under Hawaii law to pay dividends except out of retained earnings as defined under Hawaii banking law.
Liquidation and Dissolution
In the event of our liquidation or dissolution, the holders of Common Stock are entitled to receive proportionately all assets available for distribution to shareholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of Common Stock are not entitled to a liquidation preference in respect of those shares.
No Preemptive or Conversion Rights
Holders of Common Stock generally do not have preemptive rights to purchase additional Common Stock or conversion or redemption rights under our Restated Articles of Incorporation or the HBCA.
Voting Rights
Holders of our Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders and do not have cumulative voting rights. An election of directors by our shareholders shall be determined by a plurality of the votes cast by the shareholders entitled to vote on the election.

Restrictions on Ownership-Bank Regulatory Restrictions
The Bank Holding Company Act generally would prohibit any company that, together with its affiliates, is not solely engaged in activities that are permissible for a bank holding company or a financial holding company from acquiring control of us. For these purposes, “control” is generally defined as ownership, control or the ability to vote 25% or more of any class of voting stock of, control of the election of a majority of the directors of or other exercise of a controlling influence over a bank holding company. In addition, any existing bank holding company would need the prior approval of the Federal Reserve before acquiring 5% or more of our voting stock.
Furthermore, the Change in Bank Control Act of 1978, as amended, prohibits a person or group of persons “acting in concert” from acquiring “control” of a bank holding company unless the Federal Reserve Board has been given prior written notice of such proposed acquisition and within that time period the Federal Reserve has not issued a notice disapproving the proposed acquisition or extending for up to another statutory period during which such a disapproval may be issued. Under a rebuttable presumption established by regulations of the Federal Reserve, the acquisition of 10% or more of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act, such as us, is presumed to constitute acquisition of control of the bank holding company for purposes of the Change in Bank Control Act of 1978. An acquisition may be made prior to the expiration of the disapproval period if the Federal Reserve issues written notice of its intent not to disapprove the action. Whether or not a party is presumed to have acquired control or have a controlling influence over a bank holding company depends on, among other things, its percentage of voting ownership, the number of director representatives such party has and overall business relationships with the bank holding company. Similarly, the Hawaii Commissioner of Financial Institutions is required to approve any acquisition of control of the Bank or the Company.
Anti-Takeover Effects of Hawaii Law
The Hawaii Control Share Acquisitions Act (the “CSA Act”) is applicable to the Company and is designed to inhibit hostile acquisitions by restricting Control Share Acquisitions. A Control Share Acquisition is the acquisition of shares of an issuer resulting in beneficial ownership of a new range of voting power (with thresholds for the ranges starting at 10% and set at 10% intervals up to a majority) for the election of directors. Certain acquisitions are exempt from the CSA Act, including acquisitions from the issuer or where the issuer's prior approval has been obtained. The CSA Act prohibits the consummation of a Control Share Acquisition unless each such acquisition is separately approved by a majority of the corporation's outstanding shares (excluding shares beneficially owned by the acquiring person) and imposes certain state law disclosure and timing requirements. If a Control Share Acquisition is made without the requisite shareholder approval, then, for a period of one year after the acquisition, the shares acquired by the acquiring person will (i) be denied voting rights, (ii) be non-transferable, and (iii) be subject to redemption at the option of the corporation either at the price at which the shares were acquired or at book value per share as of the last day of the fiscal quarter ended prior to the date of the call for redemption.
Thus, under certain circumstances, the CSA Act may make it more difficult for an acquiring person to exercise control over the Company due to the limitations placed on that person's ability to vote the shares so acquired and the right of the Company to acquire the subject shares.
In addition, the HBCA requires certain mergers and share exchanges to be approved by the affirmative vote of the holders of ¾ (three-fourth’s) of all the Company’s issued and outstanding shares having voting power.
Anti-Takeover Provisions in our Restated Articles and Amended Bylaws
The following discussion is a general summary of certain provisions of the Restated Articles of Incorporation, and Amended Bylaws of the Company which may be deemed to have an “anti-takeover” effect.
Advance Notice Requirement for Director Nominations and Shareholder Proposals; Procedural Requirements. Our Amended Bylaws provide that shareholder nominations for the election of directors and other shareholder proposals may not be brought before a meeting of shareholders unless the shareholder has given timely written notice in proper form of such nomination or proposal to the Secretary of the Company at the principal executive office. Such proposals or nominations may be made only by persons who are shareholders of record on the date on which such notice is given and on the record date for determination of shareholders entitled to vote at that meeting. To be timely, a shareholder's notice shall be delivered to or mailed and received at the executive office of the corporation not less than 90 calendar days nor more than 120 calendar days prior to the first anniversary date of the annual meeting for the preceding year; provided, however, if and only if the annual meeting is not scheduled to be held within a period that commences 30 days before such anniversary date and ends 30 days after such anniversary date, the shareholder's notice shall be given in the manner provided herein by the later of (i) the close of business on the date 90 days prior to the meeting date or (ii) the tenth day following the date the meeting is first publicly announced or disclosed, and (iii) in the case of a special meeting of shareholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting is publicly announced or disclosed.
In addition, shareholders proposing any action to be brought before a meeting of shareholders and shareholders proposing any nominee for election must meet certain procedural requirements set forth in our Bylaws, including information relating to the noticing shareholder and information relating to the proposed nominee for director, in the case of a shareholder proposing a director nominee.
No person nominated by a shareholder is eligible for election to the Board of Directors and no proposal shall be considered properly submitted unless in accordance with the foregoing procedures, and thus such procedures could make it more difficult for dissident shareholders to nominate and elect their candidates.
Supermajority Shareholder Vote to Call a Special Shareholders Meeting to Amend Bylaws. Subject to repeal or change at any regular meeting of the shareholders, or at any special meeting called for that purpose by the vote of the holders of eighty percent (80%) of the outstanding shares entitled to vote at such meeting, the power to alter, amend or repeal our Amended Bylaws or adopt new bylaws is vested in the Board of Directors. The supermajority vote required to call a special meeting of shareholders to amend the bylaws could have the effect of discouraging a tender offer or other takeover attempt where the ability to make fundamental changes through bylaw amendments adopted by the shareholders at a special meeting is an important element of the takeover strategy.
Fair Price Provisions Involving Business Combinations. Our Restated Articles of Incorporation contain a “fair price” provision that applies to certain business combination transactions involving any interested shareholder, which is (i) any person that beneficially owns more than 10% of our voting stock or (ii) any affiliate of the Company that within the past five years beneficially owned more than 10% of our voting stock. This provision requires the affirmative vote of the holders of at least 75% of our voting stock to approve specified transactions between an interested shareholder or its affiliate and us or our subsidiaries, including:
•	any merger or consolidation;
•	any sale, lease, license, exchange, pledge, transfer or other disposition of assets (in one transaction or a series of transactions) having a fair market value of $2 million or more;
•
the issuance or transfer of any of our securities or any of our subsidiaries' securities by us or any of our subsidiaries to an interested shareholder or its affiliates having a fair market value of $2 million or more;

•	the adoption of a plan or proposal for our liquidation or dissolution proposed by or on behalf of an interested shareholder or its affiliate; and
•
any reclassification of securities (including any reverse stock split), recapitalization, merger or consolidation of our company with any of our subsidiaries or other transaction (whether or not involving an interested shareholder) that has the effect of increasing the proportionate share of the outstanding shares of any class of our equity or convertible securities or those of our subsidiaries owned by an interested shareholder or its affiliate.

This voting requirement will not apply to any particular transaction approved by a majority vote of the directors who are unaffiliated with the interested shareholder and who were members of the Board of Directors before the latter of the first public announcement of the terms of the proposed business combination and the day the interested shareholder became a shareholder and any successor to such directors who were unaffiliated with the interested shareholder and recommended to the Board of Directors by a majority of such directors. This voting requirement will also not apply to any transaction involving the payment of consideration to holders of our outstanding Common Stock in which certain minimum “fair price” and procedural requirements are met.
This “fair price” provision could have the effect of delaying or preventing a change in control of our company in a transaction of series of transactions that does not satisfy the stated criteria.
Preferred Stock.
Our Restated Articles of Incorporation allow the Board of Directors to issue up to 1,000,000 shares of preferred stock, no par value per share. The Board of Directors also has the authority to designate the rights, preferences, privileges and restrictions of such preferred stock, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series. The issuance of preferred stock may have the effect of delaying, deterring or preventing a change of control of our company without further action by the shareholders. The issuance of preferred stock with voting and conversion rights may also adversely affect the voting power of the holders of Common Stock. In certain circumstances, an issuance of preferred stock could have the effect of decreasing the market price of our Common Stock.

DESCRIPTION OF PREFERRED STOCK WE MAY OFFER
Please note that in this section entitled “Description of Preferred Stock We May Offer,” references to “holders” mean those who own shares of preferred stock registered in their own names, on the books that the registrar or we maintain for this purpose, and not those who own beneficial interests in shares registered in street name or in shares issued in book-entry form through one or more depositaries. Owners of beneficial interests in shares of preferred stock should also read the section entitled “Legal Ownership and Book-Entry Issuance.” The following description summarizes the material provisions of the preferred stock we may offer.
This description is not complete and is subject to, and is qualified in its entirety by reference to our Articles of Incorporation, Bylaws and the applicable provisions of the HBCA. The specific terms of any series of preferred stock will be described in the applicable prospectus supplement. Any series of preferred stock we issue will be governed by our Articles of Incorporation (as amended and in effect as of the date of such issuance) and by any articles of amendment related to that series. We will file any articles of amendment with the SEC and incorporate it by reference as an exhibit to our registration statement at or before the time we issue any preferred stock of that series of authorized preferred stock.
General
Under our Articles of Incorporation, our board of directors has the authority, without any further vote or action by our shareholders, to issue up to 1,000,000 shares of preferred stock, no par value per share, in one or more series and to fix, determine or amend the relative rights and preferences of the shares of any series so established, within the limitations set forth in the HBCA, relating to the preferences, limitations, voting powers and relative rights thereof, including, but not limited to:
•	dividend rights;
•	conversion or exchange rights;
•	voting rights;
•	redemption or sinking fund terms;
•	liquidation preferences; and
•	the number of shares constituting each such series.
The applicable prospectus supplement will describe the specific dividend, liquidation, redemption, voting and any conversion rights relating to the particular series of the preferred stock it offers, including among other things dividend rates; dividend periods; whether dividends will be cumulative or noncumulative; the terms upon which we may, or must, redeem such preferred stock; rights upon liquidation; and voting rights.
Unless the applicable prospectus supplement specifies otherwise, the preferred stock will have no preemptive rights to subscribe for any additional securities that we may issue in the future, which means that holders of shares of preferred stock will have no right, as holders of shares of preferred stock, to buy any portion of those issued securities.

DESCRIPTION OF DEPOSITARY SHARES WE MAY OFFER
Please note that in this section entitled “Description of the Depositary Shares We May Offer,” references to “holders” mean those who own depositary shares registered in their own names, on the books that the registrar or we maintain for this purpose, and not those who own beneficial interests in shares registered in street name or in shares issued in book-entry form through one or more depositaries. Owners of beneficial interests in depositary shares should also read the section entitled “Legal Ownership and Book-Entry Issuance.”
This section outlines some of the provisions of the deposit agreement to govern any depositary shares, the depositary shares themselves and the depositary receipts. This information may not be complete in all respects and is qualified entirely by reference to the relevant deposit agreement and depositary receipts with respect to the depositary shares related to any particular series of preferred stock. The specific terms of any series of depositary shares will be described in the applicable prospectus supplement. If so described in the prospectus supplement, the terms of that series of depositary shares may differ from the general description of terms presented below.
General
We may offer fractional interests in shares of our preferred stock, rather than full shares of preferred stock. If we do, we will provide for the issuance by a depositary to the public of receipts for depositary shares, each of which will represent a fractional interest in a share of a particular series of preferred stock.
The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company having its principal office in the U.S. and having a combined capital and surplus of such amount as may be set forth in the applicable prospectus supplement, which we refer to in this section as the depositary. We will name the depositary in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preferred stock underlying the depositary share. Those rights include any dividend, voting, redemption, conversion and liquidation rights.
The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. Purchasers of fractional interests in shares of the related series of preferred stock will receive depositary receipts as described in the applicable prospectus supplement.
Unless we specify otherwise in the applicable prospectus supplement, purchasers will not be entitled to receive the whole shares of preferred stock underlying the depositary shares.
While the deposit agreement relating to a particular series of preferred stock may have provisions applicable solely to that series of preferred stock, all deposit agreements relating to preferred stock we issue will include the following provisions except as described in any applicable prospectus supplement:
Dividends and Other Distributions
Each time we pay a cash dividend or make any other type of cash distribution with regard to preferred stock of an applicable series, the depositary will distribute to the holder of record of each depositary share relating to that series of preferred stock an amount equal to the dividend or other distribution per depositary share the depositary receives. If there is a distribution of property other than cash, the depositary either will distribute the property to the holders of depositary shares in proportion to the depositary shares held by each of them, or the depositary will, if we approve, sell the property and distribute the net proceeds to the holders of the depositary shares in proportion to the depositary shares held by them.
Withdrawal of Preferred Stock
A holder of depositary shares will be entitled to receive, upon surrender of depositary receipts representing depositary shares, the number of whole or fractional shares of the applicable series of preferred stock, and any money or other property, to which the depositary shares relate.
Redemption of Depositary Shares
Whenever we redeem shares of applicable preferred stock held by a depositary, the depositary will be required to redeem, on the same redemption date, depositary shares constituting, in total, the number of shares of preferred stock held by the depositary which we redeem, subject to the depositary’s receiving the redemption price of those shares of preferred stock. If fewer than all the depositary shares relating to a series are to be redeemed, the depositary shares to be redeemed will be selected by lot or by another method we determine to be equitable.
Voting
Any time we send a notice of meeting or other materials relating to a meeting to the holders of an applicable series of preferred stock to which depositary shares relate, we will provide the depositary with sufficient copies of those materials so they can be sent to all holders of record of the applicable depositary shares, and the depositary will send those materials to the holders of record of the depositary shares on the record date for the meeting. The depositary will solicit voting instructions from holders of depositary shares and will vote or not vote the applicable preferred stock to which the depositary shares relate in accordance with those instructions.
Liquidation Preference
Upon our liquidation, dissolution or winding up, the holder of each depositary share will be entitled to what the holder of the depositary share would have received if the holder had owned the number of shares (or fraction of a share) of applicable preferred stock which is represented by the applicable depositary share.
Conversion
If shares of an applicable series of preferred stock are convertible into common stock or other of our securities or property, holders of depositary shares relating to that series of preferred stock will, if they surrender depositary receipts representing depositary shares and appropriate instructions to convert them, receive the shares of common stock or other securities or property into which the number of shares (or fractions of shares) of applicable preferred stock to which the depositary shares relate could at the time be converted.
Amendment and Termination of a Deposit Agreement
We and the depositary may amend a deposit agreement and the form of depositary receipt, except that an amendment which materially and adversely affects the rights of holders of depositary shares, or would be materially and adversely inconsistent with the rights granted to the holders of the applicable preferred stock to which they relate, must be approved by holders of at least a majority of the outstanding depositary shares. No amendment will impair the right of a holder of depositary shares to surrender the depositary receipts evidencing those depositary shares and receive the applicable preferred stock to which they relate, except as required to comply with law. We may terminate a deposit agreement at any time, as long as the depositary mails notice of termination to the record holders of depositary shares then outstanding at least 30 days prior to the date fixed for termination. Upon termination, the depositary shall deliver to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by such depositary receipts, together with any other property held by the depositary with respect to such depositary receipt. A deposit agreement will automatically terminate if:
•	All outstanding depositary shares to which it relates have been redeemed.
•	Each share of applicable preferred stock has been converted into or exchanged for common stock.
•	The depositary has made a final distribution to the holders of the depositary shares issued under the deposit agreement upon our liquidation, dissolution or winding up.

DESCRIPTION OF DEBT SECURITIES WE MAY OFFER
Please note that in this section entitled “Description of Debt Securities We May Offer,” references to “holders” mean those who own debt securities registered in their own names on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in the debt securities should also read the section entitled “Legal Ownership and Book-Entry Issuance.”
The following description summarizes the material provisions of the senior debt indenture, the subordinated debt indenture and the debt securities to be issued under the senior debt indenture and subordinated debt indenture, respectively. This description is not complete and is subject to, and is qualified in its entirety by reference to, the indenture under which the debt securities are issued and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The specific terms of any series of debt securities will be described in the applicable prospectus supplement, and may differ from the general description of the terms presented below. The senior debt security indenture and the form of subordinated debt security indenture have been filed as exhibits to our SEC registration statement relating to this prospectus. References to our senior debt indenture and subordinated debt indenture in this section mean the forms of indenture filed as exhibits to the registration statement of which this prospectus forms a part, such forms of indenture not having been executed as of the date of this prospectus.
Debt Securities May Be Senior or Subordinated
We may issue senior or subordinated debt securities. Except as otherwise described in the applicable prospectus supplement, neither the senior debt securities nor the subordinated debt securities will be secured by any property or assets of ours or any of our subsidiaries. Thus, by owning a debt security, you are an unsecured creditor of Central Pacific.
The senior debt securities will be issued under a senior debt indenture described below (a form of which is filed as an exhibit to the registration statement of which this prospectus forms a part), as it may be supplemented or amended from time-to-time, and will rank equally with all of our other senior unsecured and unsubordinated debt.
The subordinated debt securities will be issued under a subordinated debt indenture described below (a form of which is filed as an exhibit to the registration statement of which this prospectus forms a part), as it may be supplemented or amended from time-to-time, and will be subordinate in right of payment to all of our “senior debt,” as defined in the subordinated debt indenture, as it may be supplemented or amended from time-to-time. The prospectus supplement for any series of subordinated debt securities or the information incorporated in this prospectus by reference will indicate the approximate amount of senior debt outstanding as of the end of our most recent fiscal quarter. Neither indenture will limit our ability to incur additional senior debt, unless otherwise described in the prospectus supplement relating to any series of debt securities. Our senior debt is, and any additional senior debt will be, structurally subordinated to the indebtedness of our subsidiaries. See “—Our Debt Securities Are Structurally Subordinated to Indebtedness of Our Subsidiaries” below.
When we refer to “debt securities” in this prospectus, we mean both the senior debt securities and the subordinated debt securities.
The Senior Debt Indenture and the Subordinated Debt Indenture
The senior debt securities and the subordinated debt securities will each be governed by a document called an indenture – the senior debt indenture, in the case of the senior debt securities, and the subordinated debt indenture, in the case of the subordinated debt securities. Each indenture will be a contract between us and the trustee under the indentures. The indentures will be substantially identical, except for the provisions relating to subordination, which will be included only in the subordinated debt indenture. At or prior to the time of offering of our debt securities, we will appoint a trustee under the applicable indenture. We will identify who that trustee is in the applicable prospectus supplement.
The trustee under each indenture has two main roles:
•
First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, which we describe below under “—Default, Remedies and Waiver of Default”; and

•	Second, the trustee performs administrative duties for us, such as sending interest payments and notices.

When we refer to the indenture or the trustee with respect to any debt securities, we mean the indenture under which those debt securities will be issued and the trustee under that indenture.
We May Issue Many Series of Debt Securities
We may issue as many distinct series of debt securities under either debt indenture as we wish. This section of the prospectus summarizes terms of the securities that will apply generally to all series. The provisions of each indenture will allow us not only to issue debt securities with terms different from those of debt securities previously issued under that indenture, but also to “reopen” a previous issue of a series of debt securities and issue additional debt securities of that series. We will describe most of the financial and other specific terms of a series, whether it be a series of the senior debt securities or subordinated debt securities, in the applicable prospectus supplement accompanying this prospectus. Those terms may vary from the terms described here.
As you read this section of the prospectus, please remember that the specific terms of your debt security will be described in an accompanying prospectus supplement relating to your debt security and, if applicable, modify or replace the general terms described in this section. If there are any differences between the accompanying prospectus supplement and this prospectus, the prospectus supplement will control. Thus, the statements we make in this section may not apply to your debt security.
When we refer to a series of debt securities, we mean a series issued under the applicable indenture. When we refer to the prospectus supplement, we mean the prospectus supplement describing the specific terms of the debt security you purchase.
Amounts That We May Issue
Neither indenture will limit the aggregate amount of debt securities that we may issue or the number of series or the aggregate amount of any particular series. We may issue debt securities and other securities up to the aggregate amount authorized by us for each series, at any time without your consent and without notifying you.
The indentures and the debt securities will not limit our ability to incur other indebtedness or to issue other securities, unless otherwise described in the prospectus supplement relating to any series of debt securities. Also, we will not be subject to financial or similar restrictions by the terms of the debt securities, unless otherwise described in the prospectus supplement relating to any series of debt securities.
Principal Amount, Stated Maturity and Maturity
The principal amount of a debt security means the principal amount payable at its stated maturity, unless that amount is not determinable, in which case the principal amount of a debt security is its face amount. Any debt securities owned by us or any of our affiliates will not be deemed to be outstanding for certain determinations under the indenture.
The term “stated maturity” with respect to any debt security means the day on which the principal amount of the debt security is scheduled to become due. The principal may become due sooner, by reason of redemption or acceleration after a default or otherwise in accordance with the terms of the debt security. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the “maturity” of the principal.
We also use the terms “stated maturity” and “maturity” to refer to the days when other payments become due. For example, we refer to a regular interest payment date when an installment of interest is scheduled to become due as the “stated maturity” of that installment.
When we refer to the “stated maturity” or the “maturity” of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.
Our Debt Securities Are Structurally Subordinated to Indebtedness of Our Subsidiaries
Because our assets consist principally of ownership interests in Central Pacific Bank, through which we own our assets and conduct our businesses, our right to participate as an equity holder in any distribution of assets of any of our subsidiaries upon the subsidiary’s liquidation or otherwise, and thus the ability of our security holders to benefit from the distribution, is junior to creditors of the subsidiary, except to the extent that any claims we may have as a creditor of the subsidiary are recognized. If we are recognized as a creditor of a subsidiary, our claims would still be subordinate to any security interest in the assets of that subsidiary and any indebtedness of that subsidiary senior to that held by us. Claims from creditors (other than us) on subsidiaries may include long-term and medium-term debt and substantial obligations related to deposit liabilities, federal funds purchased, securities sold under repurchase agreements and other short-term borrowings.
We may also guarantee some obligations of our subsidiaries. Any liability we may have for our subsidiaries’ obligations could reduce our assets that are available to satisfy our direct creditors, including investors in our debt securities.
This Section Is Only a Summary
The indentures and any associated documents, including your debt security, will contain the full legal text of the matters described in this section and the prospectus supplement. Forms of the indentures are filed with the SEC as exhibits to the registration statement on Form S-3 of which this prospectus forms a part.
This section and the applicable prospectus supplement summarize the material terms of the indentures and your debt security. They do not, however, describe every aspect of the indentures and your debt security. For example, in this section and the applicable prospectus supplement, we use terms that have been given special meaning in the indentures, but we describe the meaning for only the more important of those terms.
Governing Law
The indentures and the debt securities will be governed by New York law.
Currency of Debt Securities
Amounts that become due and payable on a debt security in cash will be payable in a currency, currencies or currency units specified in the accompanying prospectus supplement. We refer to this currency, currencies or currency units as a “specified currency.” The specified currency for a debt security will be U.S. dollars, unless the prospectus supplement states otherwise. Some debt securities may have different specified currencies for principal and interest. You will have to pay for your debt securities by delivering the requisite amount of the specified currency for the principal to us or the underwriters, agents or dealers that we name in the prospectus supplement, unless other arrangements have been made between you and us or you and that firm. We will make payments on a debt security in the specified currency, except as described below under “—Payment Mechanics for Debt Securities.”
Form of Debt Securities
We will issue each debt security in global—i.e., book-entry—form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which we describe below under “Legal Ownership and Book-Entry Issuance—What is a Global Security?,” which will be the holder of all the debt securities represented by that global security. Those who own beneficial interests in a global debt security will do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities below in the section entitled “Legal Ownership and Book-Entry Issuance.”
In addition, we will issue each debt security in fully registered form, without coupons, unless we specify otherwise in the applicable prospectus supplement.
Information in the Prospectus Supplement
A prospectus supplement will describe the specific terms of a particular series of debt securities, which will include some or all of the following:
•	the title of the debt securities;
•	whether they are senior debt securities or subordinated debt securities;
•	any limit on the aggregate principal amount of the debt securities of the same series;
•
the person to whom any interest on any debt security of the series will be payable, if other than the person in whose name the debt security is registered at the close of business on the regular record date;

•	the stated maturity;
•	the specified currency, currencies or currency units for principal and interest, if not U.S. dollars;
•	the price at which we originally issue the debt securities, expressed as a percentage of the principal amount and the original issue date;
•	whether the debt securities are fixed-rate debt securities, floating-rate debt securities or indexed debt securities;
•	if the debt securities are fixed-rate debt securities, the annual rate at which the debt securities will bear interest, if any, and the interest payment dates;
•	the regular record date for any interest payable on any interest payment date;
•	the place or places where the principal of, premium, if any, and interest on the debt securities will be payable;
•	the denominations in which the debt securities will be issuable, if other than denominations of $1,000 and any integral multiple of $1,000;
•
if the debt securities are floating-rate debt securities, the interest rate benchmark; any applicable index currency or maturity, spread or spread multiplier or initial, maximum or minimum rate; the interest reset, determination, calculation and payment dates; the day count used to calculate interest payments for any period; and the calculation agent;

•	any index or formula used to determine the amount of payments of principal of and any premium and interest on the debt securities;
•
if the debt securities may be converted into or exchanged for our common stock or preferred stock or other securities, the terms on which the conversion or exchange may occur, including whether exchange is mandatory, at the option of the holder or at our option, the period during which exchange may occur, the initial conversion or exchange rate and the circumstances or manner in which the amount of common stock or preferred stock issuable upon conversion or exchange may be adjusted or calculated according to the market price of our common stock or preferred stock or such other securities;

•	if the debt securities are also original issue discount debt securities, the yield to maturity;
•	if other than the principal amount, the portion of the principal amount of the debt securities of the series which will be payable upon acceleration of the maturity of the debt securities;
•
if applicable, the circumstances under which the debt securities may be mandatorily redeemed by us, redeemed at our option or repaid at the holder’s option before the stated maturity, including any redemption commencement date, repayment date(s), redemption price(s) and redemption period(s);

•
if the principal amount of the debt securities which will be payable at the maturity of the debt securities will not be determinable as of any date before maturity, the amount which will be deemed to be the outstanding principal amount of the debt securities;

•	the applicability of any provisions described below under “—Defeasance and Covenant Defeasance” ;
•	the depositary for the debt securities, if other than The Depository Trust Company (“DTC”) and any circumstances under which the holder may request securities in non-global form;
•	the applicability of any provisions described below under “—Default, Remedies and Waiver of Default”;
•	any covenants applicable to the debt securities;
•	the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, transfer agents or registrars for the debt securities;
•	the material federal income tax considerations applicable to the debt securities; and
•	any other terms of the debt securities, which could be different from those described in this prospectus.

Redemption and Repayment
Unless otherwise indicated in the applicable prospectus supplement, a debt security will not be entitled to the benefit of any sinking fund—that is, we will not deposit money on a regular basis into any separate custodial account to repay the debt securities. In addition, we will not be entitled to redeem a debt security before its stated maturity unless the applicable prospectus supplement specifies a redemption commencement date. You will not be entitled to require us to buy a debt security from you before its stated maturity unless the applicable prospectus supplement specifies one or more repayment dates.
If your applicable prospectus supplement specifies a redemption commencement date or a repayment date, it will also specify one or more redemption prices or repayment prices, which may be expressed as a percentage of the principal amount of the debt security. It may also specify one or more redemption periods during which the redemption prices relating to a redemption of debt securities during those periods will apply.
If we redeem less than all the debt securities of any series, we will, at least 60 days before the redemption date set by us or any shorter period that is satisfactory to the trustee, notify the trustee of the redemption date, of the principal amount of debt securities to be redeemed and if applicable, of the tenor of the debt securities to be redeemed. The trustee will select from the outstanding securities of the series the particular debt securities to be redeemed not more than 60 days before the redemption date.
If the applicable prospectus supplement specifies a redemption commencement date, the debt security will be redeemable at our option at any time on or after that date or at a specified time or times. If we redeem the debt security, we will do so at the specified redemption price, together with interest accrued to the redemption date. If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which the debt security is redeemed.
If the applicable prospectus supplement specifies a repayment date, the debt security will be repayable at the holder’s option on the specified repayment date at the specified repayment price, together with interest accrued to the repayment date.
If we exercise an option to redeem any debt security, we will give to the holder written notice of the principal amount of the debt security to be redeemed, except as otherwise described in the applicable prospectus supplement, not less than 30 days nor more than 60 days before the applicable redemption date. We will give the notice in the manner described below under “—Notices.”
If a debt security represented by a global debt security is subject to repayment at the holder’s option, the depositary or its nominee, as the holder, will be the only person that can exercise the right to repayment. Any indirect owners who own beneficial interests in the global debt security and wish to exercise a repayment right must give proper and timely instructions to their banks or brokers through which they hold their interests, requesting that they notify the depositary to exercise the repayment right on their behalf. Different firms have different deadlines for accepting instructions from their customers, and you should take care to act promptly enough to ensure that your request is given effect by the depositary before the applicable deadline for exercise.
Street name and other indirect owners should contact their banks or brokers for information about how to exercise a repayment right in a timely manner.
We or our affiliates may purchase debt securities from investors who are willing to sell from time-to-time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, at our discretion, be held, resold or canceled.
Mergers and Similar Transactions
We will generally be permitted to merge or consolidate with another entity. We will also be permitted to sell our assets substantially as an entirety to another entity. With regard to any series of debt securities, however, unless otherwise indicated in the applicable prospectus supplement, we will not be permitted to take any of these actions unless all the following conditions are met:
•
If the successor entity in the transaction is not us, the successor entity must be a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia, and must assume our obligations under the debt securities of that series and the indenture with respect to that series.

•
Immediately after giving effect to the transaction, no default under the debt securities of that series has occurred and is continuing. For this purpose, “default under the debt securities of that series” means an event of default with respect to that series or any event that would be an event of default with respect to that series if the requirements for giving us a default notice and for our default having to continue for a specific period of time were disregarded. We describe these matters below under “—Default, Remedies and Waiver of Default.”

•	We have delivered to the trustee an officers’ certificate and opinion of counsel, each stating that the transaction complies with the indenture.
If the conditions described above are satisfied with respect to the debt securities of any series, we will not need to obtain the approval of the holders of those debt securities in order to merge or consolidate or to sell our assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or sell our assets substantially as an entirety to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control of us but in which we do not merge or consolidate and any transaction in which we sell assets in an amount that does not constitute a sale of our assets substantially as an entirety.
Subordination Provisions
Holders of subordinated debt securities should recognize that contractual provisions in the subordinated debt indenture may prohibit us from making payments on those securities.
Our obligations under subordinated debt securities will be subordinated to the claims of all of our then-existing general creditors other than trade creditors, including claims of holders of the senior debt securities and Central Pacific’s other senior creditors. Subject to applicable law, in any voluntary or involuntary insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceeding involving us or our assets or any liquidation or winding-up of or relating to us, to the extent applicable, the rights of the holder of any subordinated debt security shall be subordinated in right of payment to the claims of holders of senior debt. The subordinated debt indenture defines “senior debt” as all amounts due on obligations to general creditors, whether outstanding or subsequently incurred or created, including:
(i)
any of the Company’s indebtedness for borrowed or purchased money, whether or not evidenced by bonds, debentures, notes, or other written instruments, including any obligations of the Company to general creditors or trade creditors,

(ii)	the Company’s obligations under letters of credit,
(iii)
any of the Company’s indebtedness or other obligations with respect to commodity contracts, interest rate and currency swap agreements, cap, floor, and collar agreements, currency spot and forward contracts, and other similar agreements or arrangements designed to protect against fluctuations in currency exchange or interest rates, and

(iv)
any guarantees, endorsements (other than by endorsement of negotiable instruments for collection in the ordinary course of business), or other similar contingent obligations in respect of obligations of others of a type described in clauses (i), (ii), and (iii), whether or not such obligation is classified as a liability on a balance sheet prepared in accordance with accounting principles generally accepted in the United States, in each case whether outstanding on the date of execution of the subordinated date indenture or incurred later, other than obligations ranking on a parity with the subordinated debt securities or ranking junior to the subordinated debt securities issued thereunder. Notwithstanding the foregoing, if the Board of Governors of the Federal Reserve (or other competent regulatory agency or authority) promulgates any rule or issues any interpretation that defines general creditor(s), the main purpose of which is to establish a criteria for determining whether the subordinated debt of a bank holding company is to be included in its capital, then the term “general creditors” as used in the definition of “senior debt” will have the meaning as described in that rule or interpretation.
Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the subordinated debt indenture and the holders of that series will be able to take action against us, but they will not receive any money until the claims of the holders of senior debt have been fully satisfied.
Defeasance and Covenant Defeasance
The provisions for full defeasance and covenant defeasance described below will apply to each senior and subordinated debt security if so indicated in the applicable prospectus supplement.
Full Defeasance. If there is a change in federal income tax law, as described below, we will be able to legally release ourselves from all payment and other obligations on any debt securities. This is called full defeasance. For us to do so, each of the following must occur:
•
We must deposit in trust for the benefit of all holders of those debt securities a combination of (a) money and (b) U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on those debt securities on their various due dates;

•
(a) No event of default under the indenture may have occurred and be continuing and (b) no event of default described in the fifth bullet point under “—Default, Remedies and Waiver of Default—Events of Default” may have occurred and be continuing at any time during the 90 days following the deposit in trust;

•
There must be a change in current federal income tax law or an Internal Revenue Service (“IRS”) ruling that lets us make the above deposit without causing the holders to be taxed on those debt securities any differently than if we did not make the deposit and just repaid those debt securities ourselves. Under current federal tax law, the deposit and our legal release from your debt security would be treated as though we took back your debt security and gave you your share of the cash and notes or bonds deposited in trust. In that event, you would recognize gain or loss on your debt security; and

•	We must deliver to the trustee a legal opinion of our counsel confirming the tax law change described above.
If we ever fully defeased your debt security, you would have to rely solely on the trust deposit for payments on your debt security. You would not be able to look to us for payment if there was any shortfall.
Covenant Defeasance. Under current federal income tax law, we will be able to make the same type of deposit described above and be released from the restrictive covenants relating to your debt security listed in the bullets below and any additional restrictive covenants that may be described in the prospectus supplement. This is called covenant defeasance. In that event, you would lose the protection of those restrictive covenants. In order to achieve covenant defeasance for any debt securities, we must take the same steps as are required for full defeasance.
If we accomplish covenant defeasance with regard to your debt security, the following provisions of the applicable indenture and your debt security would no longer apply:
•	Any covenants that the prospectus supplement states are applicable to your debt security; and
•	The events of default resulting from a breach of covenants, described below in the fourth, fifth and sixth bullet points under “—Default, Remedies and Waiver of Default—Events of Default.”
If we accomplish covenant defeasance on your debt security, we must still repay your debt security if there is any shortfall in the trust deposit. You should note, however, that if one of the remaining events of default occurred, such as our bankruptcy, and your debt security became immediately due and payable, there may be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.
Default, Remedies and Waiver of Default
You will have special rights if an event of default with respect to your series of debt securities occurs and is continuing, as described in this subsection.

Events of Default and Certain Remedies under the Senior Indenture. Unless the applicable prospectus supplement says otherwise, when we refer to an event of default with respect to any series of senior debt securities, we mean any of the following:
•	We do not pay interest on any debt security of that series within 30 days after the due date;
•	We do not pay the principal or any premium of any debt security of that series on the due date;
•	We do not deposit a sinking fund payment with regard to any debt security of that series on the due date, but only if the payment is required under the applicable prospectus supplement;
•
We remain in breach of any covenant we make in the indenture for the benefit of the relevant series for 90 days after written notice to us by the trustee or the holders of at least 25% in principal amount of the relevant series of debt securities;

•	We file for bankruptcy or other events of bankruptcy, insolvency or reorganization relating to us occur; or
•	If the prospectus supplement states that any additional event of default applies to the series, that event of default occurs.
If an event of default described in any of the bullet point paragraphs (other than the fifth bullet point paragraph) above occurs and is continuing, then and in each such case either the trustee or the holders of not less than 25% in principal amount of the senior debt securities of any such series then outstanding (each such series treated as a separate class), may declare the principal amount (or, if the senior debt securities of such series are original issue discount securities, such portion of the principal amount as may be specified in the terms of such series) of all the senior debt securities of such series to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable. If an event of default described in the fifth bullet point paragraph above occurs and is continuing, then the principal amount (or, if the senior debt securities of such series are original issue discount securities, such portion of the principal amount as may be specified in the terms of such series) of all senior debt securities of such series shall be and become immediately due and payable, without any notice or other action by the trustee or any holder, to the fullest extent permitted by law.
Events of Default and Certain Remedies Under the Subordinated Indenture. Unless the applicable prospectus supplement says otherwise, when we refer to an event of default with respect to any series of subordinated debt securities, we mean any of the following:
•	We do not pay interest on any debt security of that series within 30 days after the due date;
•	We do not pay the principal or any premium of any debt security of that series on the due date;
•	We do not deposit a sinking fund payment with regard to any debt security of that series on the due date, but only if the payment is required under the applicable prospectus supplement;
•
We remain in breach of any covenant we make in the indenture for the benefit of the relevant series for 90 days after written notice to us by the trustee or the holders of at least 25% in principal amount of the relevant series of debt securities;

•	We file for bankruptcy or other events of bankruptcy, insolvency or reorganization relating to us occur; or
•	If the prospectus supplement states that any additional event of default applies to the series, that event of default occurs.
If an event of default described in the fifth bullet point paragraph above occurs and is continuing, then, and in each such case, either the trustee or the holders of not less than 25% in principal amount of the subordinated debt securities of any such series then outstanding (each such series treated as a separate class), may declare the principal amount (or, if the subordinated debt securities of any such series are original issue discount securities, such portion of the principal amount as may be specified in the terms of such series) of all the subordinated debt securities of such series to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable.

Unless otherwise expressly provided in the applicable prospectus supplement, there is no right of acceleration under the subordinated indenture upon the occurrence of an event of default described in any of the bullet point paragraphs (other than the fifth bullet point paragraph) above. However, if a default occurs, the trustee may proceed to enforce any covenant and other rights of the holders of the subordinated debt securities.
Certain Remedies If an Event of Default Occurs. If you are the holder of a subordinated debt security, all the remedies available upon the occurrence of an event of default under the subordinated debt indenture will be subject to the restrictions on the subordinated debt securities described above under “—Subordination Provisions.”
The situations described above are called an acceleration of the maturity of the affected series of debt securities. If the maturity of any series is accelerated, a judgment for payment has not yet been obtained, we pay or deposit with the trustee an amount sufficient to pay all amounts due on the securities of the series, and all events of default with respect to the series, other than the nonpayment of the accelerated principal, have been cured or waived, then the holders of a majority in principal amount of the outstanding debt securities of that series may cancel the acceleration for the entire series.
If an event of default occurs, the trustee will have special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the relevant indenture, and to use the same degree of care and skill in so doing, that a prudent person would use in that situation in conducting his or her own affairs.
Except as described in the prior paragraph, the trustee will not be required to take any action under the relevant indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This is called an indemnity. If the trustee is provided with an indemnity reasonably satisfactory to it, the holders of a majority in principal amount of all debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee with respect to that series. These majority holders may also direct the trustee in performing any other action under the applicable indenture with respect to the debt securities of that series.
Before you are permitted to bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to any debt security, all of the following must occur:
•	The holder of your debt security must give the trustee written notice of a continuing event of default;
•
The holders of not less than 25% in principal amount of all debt securities of your series must make a written request that the trustee take action because of the default, and they or other holders must offer to the trustee indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action;

•	The trustee must not have taken action for 60 days after the above steps have been taken; and
•
During those 60 days, the holders of a majority in principal amount of the debt securities of your series must not have given the trustee directions that are inconsistent with the written request of the holders of not less than 25% in principal amount of the debt securities of your series.

You will be entitled at any time, however, to bring a lawsuit for the payment of money due on your debt security on or after its due date.
Waiver of Default. The holders of a majority in principal amount of the outstanding debt securities of a series may waive a default for all debt securities of that series. If this happens, the default will be treated as if it has not occurred. No one can waive a payment default on your debt security or a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of the series, however, without the approval of the particular holder of that debt security.
We Will Give the Trustee Information About Defaults Annually. We will furnish to each trustee every year a written statement of two of our officers certifying that to their knowledge we are in compliance with the applicable indenture and the debt securities issued under it, or else specifying any default under the indenture.

Book-entry and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of the maturity. Book-entry and other indirect owners are described below in the section entitled “Legal Ownership and Book-Entry Issuance.”
Changes of the Indentures Requiring Each Holder’s Approval
There are certain changes that will not be permitted without the approval of each holder of a debt security affected by the change under a particular indenture. Here is a list of those types of changes:
•	changing the stated maturity for any principal or interest payment on a debt security;
•	reduction in the principal amount or the interest rate or the premium payable upon the redemption of any debt security;
•	reduction in the amount of principal of an original issue discount security or any other debt security payable upon acceleration of its maturity;
•	changing the currency of any payment on a debt security;
•	changing the place of payment on a debt security;
•	changes that would impair a holder’s right to sue for payment of any amount due on its debt security;
•	reduction in the percentage in principal amount of the debt securities of any series, the approval of whose holders is needed to change the applicable indenture or those debt securities;
•
reduction in the percentage in principal amount of the debt securities of any series, the consent of whose holders is needed to waive our compliance with the applicable indenture or to waive defaults; and

•
change in the provisions of the applicable indenture dealing with modification and waiver in any other respect, except to increase any required percentage referred to above or to add to the provisions that cannot be changed or waived without approval of the holder of each affected debt security.

Modification of Subordination Provisions
We will not be permitted to amend the subordinated debt indenture to alter the subordination of any outstanding subordinated debt securities without the written consent of each holder of senior debt then outstanding who would be adversely affected. In addition, we will not be permitted to modify the subordination provisions of the subordinated debt indenture in a manner that would adversely affect the outstanding subordinated debt securities of any one or more series in any material respect, without the consent of the holders of a majority in aggregate principal amount of all affected series, voting together as one class.
Changes of the Indentures Not Requiring Approval
Other types of changes will not require any approval by holders of the debt securities of an affected series. These changes include modifications or amendments for the following purposes:
•
to evidence the succession of another person to us as obligor under the applicable indenture or to evidence the addition or release of any guarantor in accordance with the applicable indenture or any supplemental indenture;

•	to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in the applicable indenture;
•	to add events of default for the benefit of the holders of all or any series of debt securities;
•
to add or change any provisions of the applicable indenture to facilitate the issuance of, or to liberalize specific terms of, debt securities in bearer form, or to permit or facilitate the issuance of debt securities in uncertificated form, provided that the action will not adversely affect the interests of the holders of the debt securities of any series in any material respect;

•
to change or eliminate any provisions of an indenture, if the change or elimination becomes effective only when there are no debt securities outstanding of any series created prior to the change or elimination that are entitled to the benefit of the changed or eliminated provision;

•	to secure or provide for the guarantee of the debt securities;
•	to establish the form or terms of debt securities of any series and any related coupons;
•	to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under an indenture by more than one trustee;
•
to cure any ambiguity or correct any inconsistency in an indenture provided that the cure or correction does not adversely affect the holders of the debt securities of any series in any material respect;

•
to supplement any of the provisions of an indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of debt securities, provided that the supplement does not adversely affect the interests of the holders of the debt securities of any series in any material respect;

•	to make provisions with respect to the conversion or exchange terms and conditions applicable to the debt securities of any series;
•	to add to, delete from or revise the conditions, limitations or restrictions on issue, authentication and delivery of debt securities;
•	to conform any provision in an indenture to the requirements of the Trust Indenture Act; or
•	to make any change that does not adversely affect the legal rights under an indenture of any holder of debt securities of any series issued under that indenture.
Changes of the Indentures Requiring Majority Approval
Any other change to a particular indenture and the debt securities issued under that indenture will require the following approval:
•	If the change affects only the debt securities of a particular series, it must be approved by the holders of a majority in principal amount of the debt securities of that series.
•
If the change affects the debt securities of more than one series of debt securities issued under the applicable indenture, it must be approved by the holders of a majority in principal amount of each series affected by the change.

The same majority approval would be required for us to obtain a waiver of any of our covenants in either indenture. Our covenants include the promises we make about merging and similar transactions, which we describe above under “—Mergers and Similar Transactions.” If the requisite holders approve a waiver of a covenant, we will not have to comply with it. The holders, however, will not be permitted to approve a waiver of any provision in a particular debt security, or in the applicable indenture as it affects that debt security, that we cannot change without the approval of the holder of that debt security as described above under “—Changes of the Indentures Requiring Each Holder’s Approval,” unless that holder approves the waiver.
Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change an indenture or any debt securities or request a waiver.
Special Rules for Action by Holders
When holders take any action under either debt indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the trustee an instruction, we will apply the following rules.
Only Outstanding Debt Securities Are Eligible. Only holders of outstanding debt securities of the applicable series will be eligible to participate in any action by holders of debt securities of that series. Also, we will count only outstanding debt securities in determining whether the various percentage requirements for taking action have been met. For these purposes, a debt security will not be “outstanding”:
•	if it has been surrendered for cancellation or cancelled;
•	if we have deposited or set aside, in trust for its holder, money for its payment or redemption;
•	if we have fully defeased it as described above under “—Defeasance and Covenant Defeasance—Full Defeasance;”

•	if it has been exchanged for other debt securities of the same series due to mutilation, destruction, loss or theft; or
•	if we or one of our affiliates is the owner, unless the debt security is pledged under certain circumstances described in the indenture.
Eligible Principal Amount of Some Debt Securities. In some situations, we may follow special rules in calculating the principal amount of a debt security that is to be treated as outstanding for the purposes described above. This may happen, for example, if the principal amount is payable in a non-U.S. dollar currency, increases over time or is not to be fixed until maturity.
For any debt security of the kind described below, we will decide how much principal amount to attribute to the debt security as follows:
•
For an original issue discount debt security, we will use the principal amount that would be due and payable on the action date if the maturity of the debt security were accelerated to that date because of a default;

•
For a debt security whose principal amount is not determinable, we will use any amount that we indicate in the applicable prospectus supplement for that debt security. The principal amount of a debt security may not be determinable, for example, because it is based on an index that changes from time-to-time and the principal amount is not to be determined until a later date; or

•	For debt securities with a principal amount denominated in one or more non-U.S. dollar currencies or currency units, we will use the U.S. dollar equivalent, which we will determine.
Determining Record Dates for Action by Holders. We will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under either indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by holders. If we or the trustee set a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. We or the trustee, as applicable, may shorten or lengthen this period from time-to-time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global debt security may be set in accordance with procedures established by the depositary from time-to-time. Accordingly, record dates for global debt securities may differ from those for other debt securities.
Form, Exchange and Transfer of Debt Securities. Unless we indicate otherwise in the applicable prospectus supplement, the debt securities will be issued:
•	only in fully registered form; and
•	in denominations of $1,000 and integral multiples of $1,000.
Holders will be permitted to exchange their debt securities for debt securities of the same series in any authorized denominations, as long as the total principal amount is not changed.
Holders will be permitted to exchange or transfer their debt securities at the office of the trustee. They will also be permitted to replace lost, stolen, destroyed or mutilated debt securities at that office. We anticipate appointing the trustee to act as our agent for registering debt securities in the names of holders and transferring and replacing debt securities.
Holders will not be required to pay a service charge to transfer or exchange their debt securities, but they may be required to pay for any tax or other governmental charge associated with the registration, exchange or transfer. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may require an indemnity before replacing any debt securities.
If a debt security is issued as a global debt security, only the depositary—e.g., DTC, Euroclear Bank S.A./N.V., as operator of the Euroclear system (“Euroclear”) and Clearstream Banking S.A. (“Clearstream”)—will be entitled to transfer and exchange the debt security as described in this subsection, since the depositary will be the sole holder of the debt security.

The rules for exchange described above apply to exchange of debt securities for other debt securities of the same series and kind. If a debt security is convertible into or exchangeable for our common stock or preferred stock, the rules governing that type of exchange will be described in the applicable prospectus supplement.
Payment Mechanics for Debt Securities.
Who Receives Payment?
If interest is due on a debt security on an interest payment date, we will pay the interest to the person in whose name the debt security is registered at the close of business on the regular record date relating to the interest payment date as described below under “—Payment and Record Dates for Interest.” If interest is due at maturity but on a day that is not an interest payment date, we will pay the interest to the person entitled to receive the principal of the debt security. If principal or another amount besides interest is due on a debt security at maturity, we will pay the amount to the holder of the debt security against surrender of the debt security at a proper place of payment or, in the case of a global debt security, in accordance with the applicable policies of the depositary, DTC, Euroclear or Clearstream, as applicable.
Payment and Record Dates for Interest
The dates on which interest will be payable will be specified in the applicable prospectus supplement. The regular record date relating to an interest payment date for any fixed-rate debt security or floating-rate debt security will be on or about the 15th calendar day before that interest payment date. These record dates will apply regardless of whether a particular record date is a “business day,” as defined below. For the purpose of determining the holder at the close of business on a regular record date when business is not being conducted, the close of business will mean 5:00 P.M., New York City time, on that day.
Business Day. The term “business day” will mean, with respect to the debt securities of a series, a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in the place of payment for the debt securities of that series are authorized or obligated by law or executive order to close and that satisfies any other criteria specified in the applicable prospectus supplement.
How We Will Make Payments Due in U.S. Dollars
We will follow the practice described in this subsection when paying amounts due in U.S. dollars. Payments of amounts due in other currencies will be made as described in the next subsection.
Payments on Global Debt Securities. We will make payments on a global debt security in accordance with the applicable policies of the depositary as in effect from time-to-time. Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global debt security. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depositary and its participants, as described below in the section entitled “Legal Ownership and Book-Entry Issuance—What Is a Global Security?”
Payments on Non-Global Debt Securities. We will make payments on a debt security in non-global, registered form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee’s records as of the close of business on the regular record date. We will make all other payments by check to the paying agent described below, against surrender of the debt security. All payments by check will be made in next-day funds—i.e., funds that become available on the day after the check is cashed.
Alternatively, if a non-global debt security has a face amount of at least $1,000,000 and the holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request a wire payment, the holder will be required to give the paying agent appropriate wire transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions will be required to be given by the person or entity who is the holder on the relevant regular record date. In the case of any other payment, payment will be made only after the debt security is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their debt securities.
How We Will Make Payments Due in Other Currencies
We will follow the practice described in this subsection when paying amounts that are due in a specified currency other than U.S. dollars.
Payments on Global Debt Securities. We will make payments on a global debt security in accordance with the applicable policies as in effect from time-to-time of the depositary, which will be DTC, Euroclear or Clearstream. Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all debt securities in global form. We understand that DTC’s policies, as currently in effect, are as follows.
Unless otherwise indicated in the applicable prospectus supplement, if you are an indirect owner of global debt securities denominated in a specified currency other than U.S. dollars and if you have the right to elect to receive payments in that other currency and do so elect, you will be required to notify the participant through which your interest in the global debt security is held of your election:
•	on or before the applicable regular record date, in the case of a payment of interest; or
•	on or before the 16th day before the stated maturity, or any redemption or repayment date, in the case of payment of principal or any premium.
Your participant will be required, in turn, to notify DTC of your election on or before the third DTC business day after that regular record date, in the case of a payment of interest, and on or before the 12th DTC business day prior to the stated maturity, or on the redemption or repayment date if your debt security is redeemed or repaid earlier, in the case of a payment of principal or any premium.
DTC, in turn, will notify the paying agent of your election in accordance with DTC’s procedures.
If complete instructions are received by the participant and forwarded by the participant to DTC, and by DTC to the paying agent, on or before the dates noted above, the paying agent, in accordance with DTC’s instructions, will make the payments to you or your participant by wire transfer of immediately available funds to an account maintained by the payee with a bank located in the country issuing the specified currency or in another jurisdiction acceptable to us and the paying agent.
If the foregoing steps are not properly completed, we expect DTC to inform the paying agent that payment is to be made in U. S. dollars. In that case, we or our agent will convert the payment to U.S. dollars in the manner described below under “—Conversion to U.S. Dollars.” We expect that we or our agent will then make the payment in U.S. dollars to DTC, and that DTC in turn will pass it along to its participants.
Indirect owners of a global debt security denominated in a currency other than U.S. dollars should consult their banks or brokers for information on how to request payment in the specified currency.
Payments on Non-Global Debt Securities. Except as described in the last paragraph under this heading, we will make payments on debt securities in non-global form in the applicable specified currency. We will make these payments by wire transfer of immediately available funds to any account that is maintained in the applicable specified currency at a bank designated by the holder and which is acceptable to us and the trustee. To designate an account for wire payment, the holder will be required to give the paying agent appropriate wire instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions will be required to be given by the person or entity who is the holder on the regular record date. In the case of any other payment, the payment will be made only after the debt security is surrendered to the paying agent. Any instructions, once properly given, will remain in effect unless and until new instructions are properly given in the manner described above.
If a holder fails to give instructions as described above, we will be required to notify the holder at the address in the trustee’s records and will make the payment within five business days after the holder provides appropriate instructions. Any late payment made in these circumstances will be treated under the applicable indenture as if made on the due date, and no interest will accrue on the late payment from the due date to the date paid.
Although a payment on a debt security in non-global form may be due in a specified currency other than U.S. dollars, we will make the payment in U.S. dollars if the holder asks us to do so. To request U.S. dollar payment, the holder will be required to provide appropriate written notice to the trustee at least five business days before the next due date for which payment in U.S. dollars is requested. In the case of any interest payment due on an interest payment date, the request will be required to be made by the person or entity who is the holder on the regular record date. Any request, once properly made, will remain in effect unless and until revoked by notice properly given in the manner described above.
Book-entry and other indirect owners of a debt security with a specified currency other than U.S. dollars should contact their banks or brokers for information about how to receive payments in the specified currency or in U.S. dollars.
Conversion to U.S. Dollars. When we are asked by a holder to make payments in U.S. dollars of an amount due in another currency, either on a global debt security or a non-global debt security as described above, the exchange rate agent described below will calculate the U.S. dollar amount the holder receives in the exchange rate agent’s discretion.
A holder that requests payment in U.S. dollars will bear all associated currency exchange costs, which will be deducted from the payment.
When the Specified Currency is Not Available. If we are obligated to make any payment in a specified currency other than U.S. dollars and the specified currency or any successor currency is not available to us due to circumstances beyond our control—such as the imposition of exchange controls or a disruption in the currency markets—we will be entitled to satisfy our obligation to make the payment in that specified currency by making the payment in U.S. dollars, on the basis of the exchange rate determined by the exchange rate agent described below, in its discretion.
The foregoing will apply to any debt security, whether in global or non-global form, and to any payment, including a payment at maturity. Any payment made under the circumstances and in a manner described above will not result in a default under any debt security or the applicable indenture.
Exchange Rate Agent. If we issue a debt security in a specified currency other than U. S. dollars, we will appoint a financial institution to act as the exchange rate agent and will name the institution initially appointed when the debt security is originally issued in the applicable prospectus supplement. We may change the exchange rate agent from time-to-time after the original issue date of the debt security without your consent and without notifying you of the change.
All determinations made by the exchange rate agent will be in its sole discretion unless we state in the applicable prospectus supplement that any determination requires our approval. In the absence of manifest error, those determinations will be conclusive for all purposes and binding on you and us, without any liability on the part of the exchange rate agent.
Payment When Offices Are Closed
If any payment is due on a debt security on a day that is not a business day, we will make the payment on the next day that is a business day. Payments postponed to the next business day in this situation will be treated under the applicable indenture as if they were made on the original due date. Postponement of this kind will not result in a default under any debt security or the applicable indenture, and no interest will accrue on the postponed amount from the original due date to the next day that is a business day. The term business day has a special meaning, which we describe above under “—Payment and Record Dates for Interest.”
Paying Agent
We may appoint one or more financial institutions to act as our paying agents, at whose designated offices debt securities in non-global entry form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time-to-time. We may also choose to act as our own paying agent. Initially, we anticipate appointing the trustee, at its corporate trust office in New York City, as the paying agent. We must notify the trustee of changes in the paying agents.
Unclaimed Payments
Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to us. After that two-year period, the holder may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Notices
Notices to be given to holders of a global debt security will be given only to the depositary, in accordance with its applicable policies as in effect from time-to-time. Notices to be given to holders of debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.
Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.

DESCRIPTION OF PURCHASE CONTRACTS WE MAY OFFER
Please note that in this section entitled “Description of Purchase Contracts We May Offer,” references to “holders” mean those who own purchase contracts registered in their own names, on the books that we or our agent maintain for this purpose, and not those who own beneficial interests in purchase contracts registered in street name or in purchase contracts issued in book-entry form through one or more depositaries. Owners of beneficial interests in the purchase contracts should read the section below entitled “Legal Ownership and Book-Entry Issuance.”
This section outlines some of the provisions of the purchase contracts. This information may not be complete in all respects and is qualified entirely by reference to the purchase contract agreement with respect to the purchase contracts of any particular series. The specific terms of any series of purchase contracts will be described in the applicable prospectus supplement. If so described in a particular prospectus supplement, the specific terms of any series of purchase contracts may differ from the general description of terms presented below.
Unless otherwise specified in the applicable prospectus supplement, we may issue purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a number of shares of our common stock, preferred stock or depositary shares, debt securities, rights or warrants, at a future date or dates. Alternatively, the purchase contracts may obligate use to purchase from holders, and obligate holders to sell to us, a specified or varying number of shares of common stock, preferred stock, depositary shares, debt securities, warrants or other security or property. The price per purchase contract security may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. Under the purchase contracts, we may be required to make periodic payments to the holders of the units or vice versa. These payments may be unsecured or prefunded on some basis to be specified in the applicable prospectus supplement.
The purchase contracts may require holders to secure their obligations under the contracts in a specified manner and, in specified circumstances, we may deliver newly issued prepaid purchase contracts, or prepaid securities, when we transfer to a holder any collateral securing the holder’s obligations under the original purchase contract.
The purchase contracts may be issued separately or as part of units consisting of a purchase contract and one or more other securities, which may include our common stock, preferred stock, depositary shares, debt securities, warrants or debt obligations or government securities, and which may secure the holder’s obligations to purchase the purchase contract security under the purchase contract.
The applicable prospectus supplement relating to any purchase contracts we are offering will specify the material terms of the purchase contracts, whether they will be issued separately or as part of units, and any applicable pledge or depository arrangements.

DESCRIPTION OF RIGHTS WE MAY OFFER
Please note that in this section entitled “Description of Rights We May Offer,” references to “holders” mean those who own units registered in their own names, on the books that we or our agent maintain for this purpose, and not those who own beneficial interests in units registered in street name or in units issued in book-entry form through one or more depositaries. Owners of beneficial interests in the units should read the section below entitled “Legal Ownership and Book-Entry Issuance.”
This section outlines some of the provisions of the rights. This information may not be complete in all respects and is qualified entirely by reference to the rights agreement with respect to the rights. The specific terms of any rights will be described in the applicable prospectus supplement. If so described in a particular prospectus supplement, the specific terms of any series of rights may differ from the general description of terms presented below.
We may issue rights to purchase shares of our common stock, preferred stock, depositary shares, debt securities, or any combination thereof. The rights may be issued independently, as part of a unit, and/or together with any other securities and may be attached or separate from the other securities. Each series of rights will be issued under a separate rights agreement to be entered into between a rights agent and us. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency for or with the holders or beneficial owners of rights.
Rights may be issued independently or together with any other security and may or may not be transferable. As part of any rights offering, we may enter into a standby underwriting or other arrangement under which the underwriters or any other person would purchase any securities that are not purchased in such rights offering. The applicable prospectus supplement relating to any rights we offer will describe the specific terms of the offering and the rights, including:
•	the title of the rights;
•	the record date for determining security holders entitled to the rights distribution;
•	the number of rights issued and the number of shares of common stock, preferred stock or other securities that may be purchased upon exercise of the rights;
•	the identity of the rights agent;
•	the designation and terms of the underlying securities purchasable upon exercise of the rights and the number of such underlying securities initially issuable upon exercise of the rights;
•	if applicable, the designation and terms of the other securities with which the rights are issued and the number of such securities issued together with such rights;
•	the date, if any, on and after which the rights will be separately transferable;
•	if applicable, the minimum or maximum number of rights that may be exercised at any one time;
•	the exercise price of the rights;
•	the steps required to exercise the rights;
•	the conditions to the completion of the offering, if any;
•	the withdrawal, termination and cancellation rights, if any;
•	the date on which the rights will become effective and the date on which the rights will expire;
•	whether the rights will include oversubscription rights, so that the holder may purchase more securities if other holders do not purchase their full allotments;
•
whether we intend to sell the shares of common stock or other securities underlying such rights that are not purchased in the offering to an underwriter or other purchaser under a contractual standby commitment or other arrangement;

•	our ability to withdraw or terminate the rights offering prior to the expiration date of the rights;
•	any material U.S. federal income tax consequences; or
•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Each right will entitle the holder thereof to purchase for cash the principal amount of shares of common stock, preferred stock or other securities underlying such rights at the exercise price provided in the applicable prospectus supplement. Unless otherwise provided in the applicable prospectus supplement, rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. Rights will be issued in registered form only.
Prior to the exercise of their rights, holders of rights will not have any of the rights of holders of the securities purchasable upon the exercise of the rights, and will not be entitled to, among other things, vote or receive dividend payments or other distributions on the securities purchasable upon exercise.
The applicable prospectus supplement will describe the terms of any rights. The preceding description and any description of rights in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the terms of any agreements relating to the rights.

DESCRIPTION OF UNITS WE MAY OFFER
Please note that in this section entitled “Description of Units We May Offer,” references to “holders” mean those who own units registered in their own names, on the books that we or our agent maintain for this purpose, and not those who own beneficial interests in units registered in street name or in units issued in book-entry form through one or more depositaries. Owners of beneficial interests in the units should read the section below entitled “Legal Ownership and Book-Entry Issuance.”
This section outlines some of the provisions of the units and the unit agreements. This information may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units will be described in the applicable prospectus supplement. If so described in a particular prospectus supplement, the specific terms of any series of units may differ from the general description of terms presented below.
As specified in the applicable prospectus supplement, we may issue units comprised of one or more of the other securities described in this prospectus or the securities of third parties in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The applicable prospectus supplement will describe:
•
the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;
•	a description of the provisions for the payment, settlement, transfer or exchange of the units; and
•	whether the units will be issued in fully registered or global form.

DESCRIPTION OF WARRANTS WE MAY OFFER
Please note that in this section entitled “Description of Warrants We May Offer,” references to “holders” mean those who own warrants or other rights registered in their own names, on the books that we or any applicable trustee or warrant or rights agent maintain for this purpose, and not those who own beneficial interests in warrants or rights registered in street name or in warrants or rights issued in book-entry form through one or more depositaries. Owners of warrants or rights or beneficial interests in warrants or rights should also read the section entitled “Legal Ownership and Book-Entry Issuance.”
This section outlines some of the provisions of each warrant agreement pursuant to which warrants may be issued, the warrants or rights, and any warrant or rights certificates. This information may not be complete in all respects and is qualified entirely by reference to any warrant agreement with respect to the warrants or rights of any particular series. The specific terms of any series of warrants or rights will be described in the applicable prospectus supplement. If so described in the prospectus supplement, the terms of that series of warrants or rights may differ from the general description of terms presented below.
General
We may issue warrants for the purchase of common stock, preferred stock, depositary shares, debt securities, rights or units, or any combination thereof, in one or more series. We may issue warrants independently or together with common stock, preferred stock, depositary shares, debt securities, rights and/or units, and the warrants may be attached to or separate from these securities.
We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We may enter into a warrant agreement with a warrant agent. Each warrant agent may be a bank that we select which has its principal office in the United States. We may also choose to act as our own warrant agent. We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of warrants.
We will describe in the applicable prospectus supplement the terms of any particular series of warrants, including:
•	the offering price and aggregate number of warrants offered;
•	the currency for which the warrants or rights may be purchased;
•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;
•
the securities which may be purchased by exercising the warrants (which may be common stock, preferred stock, depositary shares, debt securities or units consisting of one or more of those types of securities);

•	the manner of exercise of the warrants, including any cashless exercise rights and, if applicable, the minimum and maximum amount of such warrants which may be exercised at any one time;
•	the warrant agreement under which the warrants will be issued;
•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•
the dates on which the right to exercise the warrants will commence and expire or, if the warrants are not continuously exercisable during that period, the specific date or dates on which the warrants will be exercisable;

•	the manner in which the warrant agreement and warrants may be modified;
•	federal income tax consequences of holding or exercising the warrants;
•	the terms of the securities issuable upon exercise of the warrants;
•	whether the warrants or rights will be issued in global or non-global form;
•	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed or quoted; and
•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.
Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants.

LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE
In this section, we describe special considerations that will apply to registered securities issued in global—i.e., book-entry—form. First we describe the difference between legal ownership and indirect ownership of registered securities. Then we describe special provisions that apply to global securities.
Who Is the Legal Owner of a Registered Security?
Each share of common stock, share of preferred stock, depositary share, debt security, purchase contract, right, unit and warrant in registered form will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. We refer to those who have securities registered in their own names, on the books that we or the trustee, warrant agent or other agent maintain for this purpose, as the “holders” of those securities. These persons will be the legal holders of the securities. We refer to those who, indirectly through others, own beneficial interests in securities that are not registered in their own names as indirect owners of those securities. As we discuss below, indirect owners will not be legal holders, and investors in securities issued in book-entry form or in street name will be indirect owners.
Book-Entry Owners. We will issue each security in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. This means securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.
Under each indenture, only the person in whose name a security is registered will be recognized as the holder of that security. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities and we will make all payments on the securities, including deliveries of any property other than cash, to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.
As a result, investors will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect owners, and not holders, of the securities.
Street Name Owners. In the future we may terminate a global security or issue securities initially in non-global form. In these cases, investors may choose to hold their securities in their own names or in street name. Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.
For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities and we will make all payments on those securities, including deliveries of any property other than cash, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect owners, not holders, of those securities.
Legal Holders. Our obligations, as well as the obligations of the trustee under any indenture and the obligations, if any, of any warrant agents, right agents and unit agents and any other third parties employed by us, the trustee or any of those agents, run only to the holders of the securities. We have no obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a security or has no choice because we are issuing the securities only in global form.
For example, once we make a payment or give a notice to the holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so.

Similarly, if we want to obtain the approval of the holders for any purpose—e.g., to amend the indenture for a series of debt securities or warrants or the warrant agreement for a series of warrants or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture—we would seek the approval only from the holders, and not the indirect owners, of the relevant securities. Whether and how the holders contact the indirect owners is up to the holders.
When we refer to “you” in this prospectus, we mean those who invest in the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities. When we refer to “your securities” in this prospectus, we mean the securities in which you will hold a direct or indirect interest.
Special Considerations for Indirect Owners. If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:
•	how it handles securities payments and notices;
•	whether it imposes fees or charges;
•	whether and how you can instruct it to exercise any rights to purchase or sell warrant property under a warrant contract or to exchange or convert a security for or into other property;
•	how it would handle a request for the holders’ consent, if ever required;
•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;
•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and
•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.
What Is a Global Security? We will issue each security in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for any security for this purpose is called the “depositary” for that security. A security will usually have only one depositary but it may have more depositaries.
Each series of securities will have one or more of the following as the depositaries:
•	DTC;
•	a financial institution holding the securities on behalf of Euroclear;
•	a financial institution holding the securities on behalf of Clearstream; and
•	any other clearing system or financial institution named in the applicable prospectus supplement.
The depositaries named above may also be participants in one another’s systems. Thus, for example, if DTC is the depositary for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream, as DTC participants. The depositary or depositaries for your securities will be named in the prospectus supplement; if none is named, the depositary will be DTC.
A global security may represent one or any other number of individual securities. Generally, all securities represented by the same global security will have the same terms. We may, however, issue a global security that represents multiple securities of the same kind, such as debt securities, that have different terms and are issued at different times. We call this kind of global security a master global security. The applicable prospectus supplement will not indicate whether your securities are represented by a master global security.
A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “—Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only indirect interests in a global security. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect owner of an interest in the global security.
If the applicable prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. We describe the situations in which this can occur below under “—Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated.” If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.
Special Considerations for Global Securities
As an indirect owner, an investor’s rights relating to a global security will be governed by the account rules of the depositary and those of the investor’s financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream, if DTC is the depositary), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of securities and instead deal only with the depositary that holds the global security.
If securities are issued only in the form of a global security, an investor should be aware of the following:
•
An investor cannot cause the securities to be registered in his or her own name and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•
An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above under “—Who Is the Legal Owner of a Registered Security?”;

•	An investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;
•
An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•
The depositary’s policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor’s interest in a global security, and those policies may change from time-to-time. We, any trustee and any warrant agents and unit agents will have no responsibility for any aspect of the depositary’s policies, actions or records of ownership interests in a global security. We, any trustee and any warrant agents, rights agents and unit agents also do not supervise the depositary in any way;

•
The depositary will require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker or bank may require you to do so as well; and

•
Financial institutions that participate in the depositary’s book-entry system and through which an investor holds its interest in the global securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the securities, and those policies may change from time-to-time. For example, if you hold an interest in a global security through Euroclear or Clearstream, when DTC is the depositary, Euroclear or Clearstream, as applicable, will require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated
If we issue any series of securities in book-entry form but we choose to give the beneficial owners of that series the right to obtain non-global securities, any beneficial owner entitled to obtain non-global securities may do so by following the applicable procedures of the depositary, any transfer agent or registrar for that series and that owner’s bank, broker or other financial institution through which that owner holds its beneficial interest in the securities. For example, in the case of a global security representing preferred stock or depositary shares, a beneficial owner will be entitled to obtain a non-global security representing its interest by making a written request to the transfer agent or other agent designated by us. If you are entitled to request a non-global certificate and wish to do so, you will need to allow sufficient lead time to enable us or our agent to prepare the requested certificate.
In addition, in a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the securities it represented. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under “—Who Is the Legal Owner of a Registered Security?”
The special situations for termination of a global security are as follows:
•
if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 60 days;

•	if we notify the trustee, warrant agent or unit agent, as applicable, that we wish to terminate that global security; or
•
in the case of a global security representing debt securities or warrants issued under an indenture, if an event of default has occurred with regard to these debt securities and has not been cured or waived.

If a global security is terminated, only the depositary, and not we, the trustee for any debt securities or the warrant agent for any warrants, rights agents for any rights or the unit agent for any units, is responsible for deciding the names of the institutions in whose names the securities represented by the global security will be registered and, therefore, who will be the holders of those securities.
Considerations Relating to Euroclear and Clearstream
Euroclear and Clearstream are securities clearance systems in Europe. Both systems clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment.
Euroclear and Clearstream may be depositaries for a global security. In addition, if DTC is the depositary for a global security, Euroclear and Clearstream may hold interests in the global security as participants in DTC.
As long as any global security is held by Euroclear or Clearstream, as depositary, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream. If Euroclear or Clearstream is the depositary for a global security and there is no depositary in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States.
Payments, deliveries, transfers, exchanges, notices and other matters relating to the securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We do not have control over those systems or their participants, and we do not take responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC’s rules and procedures.
Special Timing Considerations for Transactions in Euroclear and Clearstream
Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those clearing systems only on days when those systems are open for business. Those clearing systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these clearing systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

PLAN OF DISTRIBUTION
We may offer and sell the securities from time to time as follows:
•	directly to one or more purchasers;
•	through agents;
•	to or through dealers or underwriters;
•	directly to its shareholders;
•	directly to holders of warrants exercisable for our securities upon the exercise of such warrants;
•	directly to other purchasers; or
•	through a combination of any of these methods of sale or any other method permitted by applicable law.
In addition, the securities may be issued as a dividend or distribution or in a subscription rights offering to existing holders of securities. In some cases, we may also repurchase securities and reoffer them to the public by one or more of the methods described above. The applicable prospectus supplement will provide additional information regarding the plan of distribution of the securities offered thereby.
The securities we distribute by any of these methods may be sold to the public, in one or more transactions, either:
•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to prevailing market prices;
•	at prices determined by an auction process; or
•	at negotiated prices.
We may solicit offers to purchase securities directly from the public from time to time. We may also designate agents from time to time to solicit offers to purchase securities from the public on our behalf. If required, the prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions we may pay the agents, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act of 1933, as amended (the “Securities Act”).
From time to time, we may sell securities to one or more dealers as principals. The dealers, who may be deemed to be “underwriters” as that term is defined in the Securities Act, may then resell those securities to the public.
We may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we sell securities to underwriters, we will execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. In connection with those sales, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. The applicable prospectus supplement will include any required information about any underwriting compensation we pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of securities.
If we offer securities in a subscription rights offering to our existing securityholders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. Additionally, before the expiration date for the subscription rights, the standby underwriters may offer the securities, including securities they may acquire through the purchase and exercise of subscription rights, on a when-issued basis at prices set from time to time by them. After the expiration date, the standby underwriters may offer the securities, whether acquired under the standby underwriting agreement, on exercise of subscription rights or by purchase in the market, to the public at prices to be determined by them. Thus, standby underwriters may realize profits or losses independent of the underwriting discounts or commissions we may pay them. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us. Any dealer-manager we retain may acquire securities by purchasing and exercising the subscription rights and resell the securities to the public at prices it determines. As a result, a dealer-manager may realize profits or losses independent of any dealer-manager fee paid by us.
We may authorize underwriters, dealers and agents to solicit from third parties offers to purchase securities under contracts providing for payment and delivery on future dates. The third parties with whom we may enter into contracts of this kind may include banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and others. The applicable prospectus supplement will describe the material terms of these contracts, including any conditions to the purchasers’ obligations and will include any required information about any commissions we may pay for soliciting these contracts.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).
Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us, to indemnification by us against civil liabilities, including liabilities under the Securities Act.
Underwriters may engage in over-allotment, stabilizing and syndicate covering transactions in accordance with Rule 104 of Regulation M. Rule 104 permits stabilizing bids to purchase the securities being offered as long as the stabilizing bids do not exceed a specified maximum. Underwriters may over-allot the offered securities in connection with the offering, thus creating a short position in their account. Syndicate covering transactions involve purchases of the offered securities by underwriters in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing and syndicate covering transactions may cause the price of the offered securities to be higher than it would otherwise be in the absence of these transactions. These transactions, if commenced, may be discontinued at any time.
Any person participating in the distribution of the offered securities will be subject to applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including without limitation Regulation M, which may limit the timing of transactions involving the offered securities under this prospectus. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of such offered securities to engage in market-making activities with respect to the particular securities being distributed. All of the above may affect the marketability of the offered securities under this prospectus and the ability of any person or entity to engage in market-making activities with respect to such offered securities.
The underwriters, dealers and agents, as well as their associates, may be customers of or lenders to, and may engage in transactions with and perform services for, us and our subsidiaries in the ordinary course of business.
Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more or less than two scheduled business days after the trade date for your securities.
We expect that any agreements we may have with underwriters, dealers and agents will include provisions indemnifying them against certain civil liabilities, including certain liabilities under the Securities Act, or providing for contribution with respect to payments that they may be required to make. An underwriter, dealer or agent, or any of their affiliates, may be customers of, or otherwise engage in transactions with or perform services for us in the ordinary course of business.

The specific terms of any lock-up provisions with respect to any given offering will be described in the applicable prospectus supplement.
Under the securities law of various states, the offered securities under this prospectus may be sold in those states only through registered or licensed brokers or dealers. In addition, in various states the offered securities under this prospectus may not be offered and sold unless such securities have been registered or qualified for sale in the state or an exemption from such registration or qualification is available and is complied with.
The securities may be a new issue of securities that have no established trading market. Any underwriters to whom securities are sold for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Such securities may or may not be listed on a national securities exchange. No assurance can be given as to the liquidity of or the existence of trading markets for any of our securities.

CERTAIN ERISA CONSIDERATIONS
A fiduciary of a (i) pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or (ii) an entity whose underlying assets include “plan assets” by reason of such plan’s investment in the entity above a statutory threshold (each a “Plan” and collectively, “Plans”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the securities. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan, and whether the investment would involve a prohibited transaction under ERISA or the U.S. Internal Revenue Code of 1986, as amended (the “Code”).
Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts and arrangements, Keogh plans and other plans that are subject to Section 4975 of the Code (also “Plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan. A violation of these prohibited transaction rules may result in excise tax or other liabilities under ERISA or the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption.
The acquisition and holding of the securities by a Plan with respect to which Central Pacific or any of its respective affiliates is or becomes a party in interest or disqualified person may result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the securities are acquired and held in compliance with the applicable provisions of ERISA and the Code or pursuant to an applicable exemption. The U.S. Department of Labor has issued various prohibited transaction class exemptions, or “PTCEs,” that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the securities. These exemptions include PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). Additionally, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of the securities by a Plan, provided that neither Central Pacific nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan, and provided further that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). There can be no assurance that all of the conditions of any such exemptions will be satisfied.
Unless otherwise provided in connection with a particular offering of securities by Central Pacific, any purchaser, holder or subsequent transferee of the securities or any interest therein will be deemed to have represented by its purchase and holding of the securities or any interest therein that it either (i) is neither a Plan nor a Non-ERISA Arrangement and is not purchasing the securities on behalf of or with the assets of any Plan or Non-ERISA Arrangement or (ii) the purchase and holding of the securities will not constitute a non-exempt prohibited transaction under ERISA or the Code or a similar violation under any applicable ERISA Similar Laws.
Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries and other persons considering investing in the securities on behalf of or with the assets of any Plan or Non-ERISA Arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above or the service provider exemption and the potential consequences of any purchase or holding under ERISA Similar Laws, as applicable. Purchasers of the securities have exclusive responsibility for ensuring that their purchase and holding of the securities do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of ERISA Similar Laws. The sale of any securities to a Plan or Non-ERISA Arrangement is in no respect a recommendation to purchase the securities or a representation by Central Pacific or any of its affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement or that such investment is appropriate for any such Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

ANY POTENTIAL INVESTOR CONSIDERING AN INVESTMENT IN THE SECURITIES THAT IS, OR IS ACTING ON BEHALF OF, A PLAN OR NON-ERISA ARRANGEMENT IS STRONGLY URGED TO CONSULT ITS OWN LEGAL AND TAX ADVISORS REGARDING THE CONSEQUENCES OF SUCH AN INVESTMENT UNDER ERISA, THE CODE AND ANY OTHER ERISA SIMILAR LAW AND ITS ABILITY TO MAKE THE REPRESENTATIONS DESCRIBED ABOVE.
VALIDITY OF THE SECURITIES
Unless otherwise specified in the applicable prospectus supplement, the validity of the common stock, preferred stock, and common stock or preferred stock issuable upon the exercise, conversion or exchange of other securities, will be passed upon for us by Mr. Glenn K.C. Ching, Chief Legal Officer of Central Pacific and the validity of the debt securities, depositary shares, warrant agreements, purchase contracts, units, rights and any debt securities or depositary shares issuable upon the conversion of other securities, will be passed upon for us by Manatt, Phelps & Phillips, LLP, San Francisco, California. Certain legal matters will be passed upon for any agents, dealers or underwriters by counsel named in the applicable prospectus supplement. As of the date of this prospectus, Mr. Ching owned less than 1% of the outstanding shares of Central Pacific. Manatt, Phelps & Phillips, LLP from time to time performs legal services for Central Pacific.
EXPERTS
The consolidated financial statements of Central Pacific Financial Corp. as of December 31, 2024 and 2023 and for each of the three years in the period ended December 31, 2024 and the effectiveness of Central Pacific Financial Corp.’s internal control over financial reporting as of December 31, 2024 have been audited by Crowe LLP, an independent registered public accounting firm, as set forth in their report appearing in our Annual Report on Form 10-K for the year ended December 31, 2024 and incorporated in this prospectus by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

CENTRAL PACIFIC FINANCIAL CORP.
$300,000,000
COMMON STOCK
PREFERRED STOCK
DEPOSITARY SHARES
DEBT SECURITIES
PURCHASE CONTRACTS
RIGHTS
UNITS
WARRANTS

PROSPECTUS

   , 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.	Other Expenses of Issuance and Distribution.
The expenses relating to the registration of the securities will be borne by the registrant. Such expenses, other than underwriting commissions and the Securities and Exchange Commission (the “SEC”) registration fee, are estimated to be as follows:

SEC registration fee	$45,930
Legal fees and expenses	$45,000
Accounting fees and expenses	$*
Printing fees and expenses	$*
Rating agency fees	$*
Trustee’s and transfer agent’s fees and expenses	$*
Miscellaneous	$*
Total	$*

*
Estimated fees and expenses are not presently known and will depend on the securities offered and the number of securities issuances. An estimate of the aggregate expenses in connection with the sale and distribution of securities being offered will be included in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers
Section 414-242 of the Hawaii Business Corporation Act (the “HBCA”) provides that a corporation may indemnify an individual who is a party to a proceeding because the individual is a director against liability incurred in the proceeding if:
•
the individual conducted himself or herself in good faith and the individual reasonably believed (i) in the case of conduct in the individual’s official capacity, that the individual’s conduct was in the best interests of the corporation, and (ii) in all other cases, that the individual’s conduct was at least not opposed to the best interests of the corporation; and

•	in the case of any criminal proceeding, the individual had no reasonable cause to believe the individual’s conduct was unlawful; or
•	the individual engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation.
To the extent that a director is wholly successful in the defense of any proceeding to which the director was a party because the director was a director of the corporation, the corporation is required by Section 414-243 of the HBCA to indemnify such director for reasonable expenses incurred thereby.
Under Section 414-244 of the HBCA, a corporation, before final disposition of a proceeding, may advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because the director is a director of the corporation if the director delivers certain written affirmations and certain undertakings. Under certain circumstances, under Section 414-245 of the HBCA a director may apply for and obtain indemnification or an advance for expenses to the court conducting the proceeding or to another court of competent jurisdiction.
Further, under Section 414-246 of the HBCA, indemnification may be made only as authorized in a specific case upon a determination that indemnification is proper in the circumstances because a director has met the applicable standard, with such determination to be made:
•
by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding or who do not have a familial, financial, professional or employment relationship with the director whose indemnification is the subject of the decision being made, which relationship would reasonably be expected to influence the director’s judgment when voting on the decision being made;

•	by special legal counsel; or
•	by a majority vote of the shareholders.
Under Section 414-247 of the HBCA, a corporation may indemnify and advance expenses to an officer who is a party to a proceeding because the officer is an officer of the corporation:
•	to the same extent as a director; and
•
if the person is an officer but not a director, to such further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the Board of Directors, or contract except for liability in connection with a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding, or liability arising out of conduct that constitutes (i) receipt by the officer of a financial benefit to which the officer is not entitled, (ii) an intentional infliction of harm on the corporation or the shareholders; or (iii) an intentional violation of criminal law.

The above-described provision applies to an officer who is also a director if the basis on which the officer is made a party to the proceeding is an act or omission solely as an officer. Further an officer of a corporation who is not a director is entitled to mandatory indemnification under Section 414-243 of the HBCA and may apply to a court under Section 414-245 of the HBCA for indemnification or an advance for expenses, in each case to the same extent to which a director may be entitled to indemnification or advance for expenses.
The HBCA also provides that a corporation may include indemnification provisions in its articles of incorporation that are broader than the foregoing provisions, except as limited by Section 414-32 of the HBCA. Our Restated Articles of Incorporation, as amended, provide that, to the fullest extent permitted by the HBCA, no director of the Company shall be liable to the Company or its shareholders for monetary damages for any action taken, or any failure to take any action, as a director.
Pursuant to our Bylaws, as amended, we are obligated to indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he or she is or was a director, officer, employee or agent of the Company or of any division of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of this Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.
In addition, our Bylaws, as amended, provide that we shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Company or of any division of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of the Company or of any division of the Company, or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to this Company unless and only to the extent that the court in which such action or suit was brought or in any other court having jurisdiction in the premises shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

To the extent that a director, officer, employee or agent of the Company or of any division of the Company, or a person serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the above two paragraphs, or in defense of any claim, issue or matter therein, our Bylaws, as amended, require that we indemnify him or her against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.
Nevertheless, pursuant to our Bylaws, as amended, unless ordered by a court, any indemnification pursuant to the bylaw provisions summarized above must be authorized in the specific case by a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the applicable provisions of our Bylaws, as amended. Such determination shall be made:
•	by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or
•	if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion to the corporation, or
•	by a majority vote of the shareholders.
Our Bylaws, as amended, provide that expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in a particular case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the Company.
Any indemnification pursuant to our Bylaws, as amended, shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled and shall continue as to the person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
The indemnification provisions in our Bylaws, as amended, are effective with respect to any person who is a director, officer, employee or agent of the Company at any time on or after the date of incorporation of the Company with respect to any action, suit or proceeding pending on or after that date, by reason of the fact that he or she is or was, before or after that date, a director, officer, employee or agent of the Company or is or was serving, before or after that date, at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.
We have purchased insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not we would have the power to indemnify him or her against such liability under the provisions of our Bylaws, as amended.

Item 16.	Exhibits

1.1*	Form of Underwriting Agreement
3.1
Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the Securities and Exchange Commission on February 27, 2015)

3.2
Statement of Cancellation of Acquired Shares, Form DC-7 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 27, 2025)

3.3
Bylaws of the Registrant, as amended and restated (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 22, 2023)

4.1
Form of Common Stock Certificate (incorporated herein by reference to Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the Securities and Exchange Commission on February 25, 2020)

4.2*	Form of Articles Amendment with respect to Preferred Stock
4.3*	Form of Preferred Stock Certificate
4.4*	Form of Depositary Agreement and Depositary Certificate
4.5+	Form of Senior Indenture for Senior Debt Securities
4.6+	Form of Subordinated Indenture for Subordinated Debt Securities
4.7*	Form of Senior Debt Securities (included in Senior Indenture or filed at time of offering)
4.8*	Form of Subordinated Debt Securities (included in Subordinated Indenture or filed at time of offering)
4.9*	Form of Purchase Contract Agreement
4.10*	Form of Unit Agreement and Unit Certificate
4.11*	Form of Warrant Agreement and Warrant Certificate
4.12*	Form of Rights Agreement and Rights Certificate
5.1+	Validity Opinion of Glenn K.C. Ching
5.2+	Validity Opinion of Manatt, Phelps & Phillips, LLP
23.1+	Consent of Glenn K.C. Ching (included in Exhibit 5.1)
23.2+	Consent of Manatt, Phelps & Phillips, LLP (included in Exhibit 5.2)
23.3+	Consent of Crowe LLP
24+	Power of Attorney (included on signature page to the Registration Statement)
25.1**	Statement of Eligibility on Form T-1 of the Trustee under the Trust Indenture Act of 1939, as amended, under the Senior Indenture
25.2**	Statement of Eligibility on Form T-1 of the Trustee under the Trust Indenture Act of 1939, as amended, under the Subordinated Indenture
107+	Filing Fee Table

+	Filed herewith.
*
To be filed by, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference in connection with the offering of securities registered hereunder or otherwise.

**	To be filed in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, on Form 305B2 or such other permissible form, as applicable.
Item 17.	Undertakings
The undersigned registrant hereby undertakes:
1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered

(if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
2.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
4.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5.	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
6.
That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

7.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

8.
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Honolulu, State of Hawaii on June 30, 2025.

CENTRAL PACIFIC FINANCIAL CORP.

By:	/s/ Arnold Martines
Arnold Martines Chairman, President and Chief Executive Officer

POWER OF ATTORNEY
Each of the undersigned hereby appoints each of Arnold Martines, Dayna Matsumoto and Glenn K.C. Ching as attorney-in-fact and agent for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all amendments (including post-effective amendments) to this registration statement, any other registration statements and exhibits thereto that is the subject of this registration statement filed pursuant to Rule 462 under such Act, and any and all applications, instruments and other documents to be filed with the U.S. Securities and Exchange Commission pertaining to the registration of securities covered hereby, with full power and authority to do and perform any and all acts and things as may be necessary or desirable in furtherance of such registration.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated below:

Signature	Title	Date

/s/ Arnold Martines	President, Chief Executive Officer and Chairman (Principal Executive Officer)	June 30, 2025
Arnold Martines

/s/ Dayna N. Matsumoto	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 30 2025
Dayna N. Matsumoto

/s/ Paul K. Yonamine	Director	June 30, 2025
Paul K. Yonamine

/s/ Earl E. Fry	Director	June 30, 2025
Earl E. Fry

/s/ Jason R. Fujimoto	Director	June 30, 2025
Jason R. Fujimoto

/s/ Jonathan B. Kindred	Director	June 30, 2025
Jonathan B. Kindred

/s/ Paul J. Kosasa	Director	June 30, 2025
Paul J. Kosasa

/s/ Christopher T. Lutes	Director	June 30, 2025
Christopher T. Lutes

/s/ Robert K.W.H. Nobriga	Director	June 30, 2025
Robert K.W.H. Nobriga

/s/ A. Catherine Ngo	Director	June 30, 2025
A. Catherine Ngo

/s/ Saedene K. Ota	Director	June 30, 2025
Saedene K. Ota

/s/ Crystal K. Rose	Director	June 30, 2025
Crystal K. Rose

/s/ Diane S.L. Paloma	Director	June 30, 2025
Diane S.L. Paloma